SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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February 6, 2007

Dear Stockholder:

You are cordially invited to join us at the 2007 Annual Meeting of Stockholders of The Cooper Companies, Inc. on Tuesday, March 20, 2007, to be held at the Omni Berkshire Place, 21 East 52nd Street, New York, NY beginning at 10:00 a.m. (EST).

At the meeting, we will ask our stockholders to elect the Board of Directors, to ratify the selection of the independent auditors and to approve the 2007 Long-Term Incentive Plan, all as described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We have also included a copy of the Company’s 2006 Annual Report on Form 10-K as filed with the SEC and a form of proxy or voting instruction card. We encourage you to read the Annual Report, which includes information on the Company’s operations, markets and products, as well as the Company’s audited financial statements.

I hope that you will take this opportunity to participate in the affairs of the Company by voting on each of the business items to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy by mail. Alternatively, most of our stockholders may now vote their shares by phone or through the internet, as indicated on the enclosed form of proxy. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. THOMAS BENDER

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

THE COOPER COMPANIES, INC.

The Annual Meeting of Stockholders of The Cooper Companies, Inc., a Delaware corporation (the “Company”), will be held on March 20, 2007, at the Omni Berkshire Place, 21 East 52nd Street, New York, NY, at 10:00 a.m. (EST), for the purpose of considering and acting upon the following:

1.  The election of a board of ten directors;

2.  The ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending October 31, 2007;

3.  The approval of the 2007 Long-Term Incentive Plan; and

4.  The transaction of any other business that may properly arise at the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on February 5, 2007 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope, as well as a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, we encourage you to vote by completing the enclosed proxy. Most stockholders can also vote their proxy by internet or phone by following the instructions on the proxy card.

By Order of the Board of Directors

CAROL R. KAUFMAN

Secretary

Dated: February 6, 2007

YOUR VOTE IS IMPORTANT

It is important that all stockholders be represented at the Annual Meeting. In order to assure your representation, whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the accompanying reply envelope. No postage is necessary if mailed in the United States. Most stockholders can also vote their shares on the internet or by phone. If this is an option for you, a toll-free phone number and/or a website address are included on the enclosed proxy card. If you choose to vote by phone or internet, you do not need to return your proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

March 20, 2007

Information Regarding Proxies

The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the “Company”) for use at its Annual Meeting of Stockholders to be held on March 20, 2007 at the Omni Berkshire Place, 21 East 52nd Street, New York, NY, at 10:00 a.m., and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 8, 2007. Included with the Proxy Statement is the Company’s 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”). This is not part of the proxy solicitation materials.

When you return a properly executed proxy card in the form enclosed with this Proxy Statement, or vote by phone or internet, the shares represented will be voted at the Annual Meeting in accordance with the indicated directions. If a proxy card is properly executed but no directions are indicated, the shares will be voted FOR each of the nominees for director as shown on the form of proxy card, FOR ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company and FOR the approval of the 2007 Long-Term Incentive Plan. The Board of Directors is not aware of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons named on the proxy card will have discretionary authority to vote in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or voting by phone or internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not automatically revoke such proxy.

The Company will pay all costs associated with soliciting proxies. In addition to the solicitation of proxies by mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by phone, facsimile, electronic transmission or personal interview. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $13,500 plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to stockholders of record.

Outstanding Stock And Voting Rights

As of the close of business on February 5, 2007, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 44,584,298 shares of the Company’s common stock, $0.10 par value per share, each of which is entitled to one vote at the Annual Meeting. Under the Company’s Bylaws and Delaware law, shares represented by proxies that reflect abstentions or broker “non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker “non-votes” occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Directors will be elected by the favorable vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposals to ratify the appointment of the Company’s independent registered public accounting firm and to approve the 2007 Long-Term Incentive Plan each require the approval of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions to these proposals will have the same effect as votes against them. Shares represented by proxies that reflect broker non-votes will be treated as not entitled to vote for purposes of determining approval of these proposals and will not have any effect on the outcome of such proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Bylaws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors (the “Board”), which has fixed the number of directors to be elected at the 2007 Annual Meeting at ten, each of whom will serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The Board recommends that each nominee for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board expects that all nominees will be available for election and able to serve. If any nominee is not available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board may designate.

The Nominees

Each nominee currently serves on the Board.

The names of the nominees for election as directors are listed below, together with certain personal information, including their present principal occupation and recent business experience.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Service as a Director of the Company	Identified as Independent?
A. Thomas Bender	68	1994	No

Mr. Bender was elected Chairman of the Board in July 2002, and has served as President and Chief Executive Officer of the Company since May 1995. He served as the Chief Operating Officer of the Company from August 1994 to May 1995 and as Acting Chief Operating Officer of the Company from March 1994 to August 1994. He served as Senior Vice-President, Operations from October 1992 to February 1994. He also served as President of CooperVision, Inc., the Company’s contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of positions at Allergan, Inc. (a manufacturer of eye and skin care products), including Corporate Senior Vice-President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division. Mr. Bender also serves on the Board of Directors of iScience Interventional, Inc. and their compensation committee, as well as the Board of Directors for Mission Hospital Foundation in Mission Viejo, California.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Service as a Director of the Company	Identified as Independent?
John D. Fruth	64	2005	Yes

Mr. Fruth founded Ocular Sciences, Inc. (“Ocular”) in 1985 and served as Chairman of the Board from 1985 until January 2005 when Ocular was acquired by the Company. Mr. Fruth served as Chief Executive Officer of Ocular Sciences from 1985 to May 1999 and from May 2001 to August 2001. He also served as President of Ocular from 1985 to October 1997. Prior to founding Ocular, Mr. Fruth held several positions in sales, marketing, clinical research and general management with Bausch and Lomb, Inc. and with the Company.

Michael H. Kalkstein	64	1992	Yes

Mr. Kalkstein has been a partner at Dechert LLP, a law firm, since June 2003 and is Co-Chair of the Intellectual Property Practice Group. He also served as the Managing Partner of Dechert’s Palo Alto office from June 2003 through December 2005. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees. He has been a member of the Board of Trustees of Opera San Jose since 1984, serving as its President from 1992 to 1994, and is currently its Vice-President of Corporate Development. He has been a member of the Alliance of CEOs since 2001 and a member of the Board of Directors of the Law Foundation of Silicon Valley since 2002. He also serves as a director of the Northern California Chapter of the National Association of Corporate Directors.

Jody S. Lindell	55	2006	Yes

Ms. Lindell is President and CEO of S.G. Management, Inc., an asset management company. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. She currently serves as a director for First Republic Bank, a publicly traded financial institution, where she serves on their Audit and Director’s Loan Committees. Ms. Lindell is a Certified Public Accountant.

Moses Marx	71	1995	Yes

Mr. Marx has been the general partner of United Equities Company LLC since 1954 and General Partner of United Equities Commodities Company since 1972. He is also President of Momar Corporation. All of these are investment companies. He is also Chairman of the Board and a director of Berkshire Bancorp, Inc., a publicly traded bank holding company.

Donald Press	73	1993	Yes

Mr. Press has been Executive Vice-President of Broadway Management Co., Inc., an owner and manager of commercial office buildings, since 1981. Mr. Press is also a principal in Donald Press, P.C., a law firm, located in New York City.

Steven Rosenberg	58	1993	Yes

Mr. Rosenberg has been President and Chief Executive Officer of Berkshire Bancorp, Inc., a publicly traded bank holding company, since March 1999 and its Vice-President, Finance and Chief Financial Officer since 1990. From September 1987 through March 1990, Mr. Rosenberg was President and Chief Executive Officer of Scomel Industries, Inc., an international marketing and consulting group. Prior to that, he was Vice-President of Noel Industries, Inc., an apparel manufacturer and importer. He is currently a director of Berkshire Bancorp, Inc.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Service as a Director of the Company	Identified as Independent?
Allan E. Rubenstein, M.D.	62	1992	Yes

Dr. Rubenstein has served as Vice-Chairman and Lead Director since July 2002, and served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is Chief Executive Officer of NexGenix Pharmaceuticals and Clinical Professor of Neurology at Mount Sinai School of Medicine (NY). He served as a director of Bioimaging Technologies (BITI, Nasdaq), a specialty clinical trials company, from 2000 to 2003. He is also Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the Army Neurofibromatosis Research Program Integration Panel in 2001.

Robert S. Weiss	60	1996	No

Mr. Weiss has been Executive Vice-President and Chief Operating Officer of the Company since January 2005. Prior to that, he served as Executive Vice-President since October 1995 and Chief Financial Officer from September 1989 to January 2005. He also served as Treasurer from 1989 to March 2002. From October 1992 until October 1995 he served as Senior Vice-President. From March 1984 to October 1992 he served as a Vice-President, and from 1984 through July 1990 he served as Corporate Controller. He previously held a number of financial positions with the Company and at Cooper Laboratories, Inc. (the Company’s former parent) since joining the Company in 1977. Mr. Weiss is also a director and Chair of the Audit Committee of Accuray Incorporated, a company that develops and markets a sophisticated robotic radiosurgery system designed to treat tumors.

Stanley Zinberg, M.D., M.S.	72	1997	Yes

Dr. Zinberg, an obstetrician-gynecologist, is Deputy Executive Vice-President and Vice-President of Practice Activities for the American College of Obstetricians and Gynecologists in Washington, D.C. From 1981 until 1993 he served as Chief, Obstetrics and Gynecology, and Director, OB-GYN Residency Program at NYU Downtown Hospital, where from 1990 through 1992 he also served as President of the Medical Staff and is currently a member of the Board of Trustees. He is certified by the American Board of Obstetrics and Gynecology and is a member of the faculty of the Departments of Obstetrics and Gynecology at New York University School of Medicine, the Cornell University College of Medicine and the Georgetown University School of Medicine. He is the author of numerous editorials, scientific papers and book chapters in the field of women’s health care. In addition, Dr. Zinberg obtained a Masters Degree in Health Administration, with an emphasis on not-for-profit finance, in 1990 from the Graduate School of Public Administration of New York University.

There are no family relationships among any of the Company’s current directors or executive officers or the Board’s proposed nominees.

The Board of Directors

The Board is elected annually and each of the Company’s directors stands for election every year. Presently the Board is comprised of ten directors, of which two, Messrs. Bender and Weiss, are executive officers and the remaining eight have been affirmatively determined by the Board to be independent, as they meet the objective requirements set forth by the NYSE and the SEC and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The Non-Employee Directors are compensated for their services as described in the section titled Director Compensation on page 8.

The Board maintains four committees whose functions are described below. All committee members are independent directors and committee membership is determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant, and are available in their entirety on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy.

Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Carol R. Kaufman, Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes in this process.

Board Committees and Meetings

There are four Board committees, each of which is comprised entirely of directors whom the Board has affirmatively deemed to be independent, as they meet the objective requirements set forth by the NYSE and the SEC and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board:

(i) The Audit Committee is responsible for (a) the quality and integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) review of potential risk factors for the Company, (d) reviewing the qualifications and independence of the independent accounting firm serving as auditors of the Company, (e) retention and engagement of the auditors and oversight of their work, and (f) overseeing the performance of the Company’s internal audit function and reviewing the Company’s internal controls. The committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the committee are Messrs. Rosenberg (Chair) and Kalkstein, and Ms. Lindell.

(ii) The Organization and Compensation Committee oversees compensation of the Chief Executive Officer and key executives, the granting of awards under the Company’s Incentive Payment and Long-Term Incentive Plans, and organizational development and succession planning. The committee also oversees the Company’s executive compensation policy and advises and makes recommendations to the Board of Directors regarding the compensation of non-employee directors and executive officers. The committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the committee are Messrs. Kalkstein (Chair), Fruth and Press, and Dr. Rubenstein.

(iii) The Corporate Governance Committee is responsible for development, implementation, and maintenance of the corporate governance standards by which the Company conducts business, and advises and makes recommendations to the Board concerning the Company’s primary governance policies. The committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate. The committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the committee are Messrs. Press (Chair) and Rosenberg, and Drs. Rubenstein and Zinberg.

(iv) The Nominating Committee is responsible for the identification and selection of qualified candidates for nomination to the Company’s Board of Directors. The committee will consider suggestions from stockholders for nominees for election as directors at the Company’s Annual Stockholder Meetings, provided that the nominations are received on a timely basis and meet the criteria set forth below in the information on Stockholder Nominations. The committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the committee are Mr. Marx (Chair), and Drs. Rubenstein and Zinberg.

During the fiscal year ended October 31, 2006, the Board met 20 times and acted once by unanimous written consent, the Audit Committee met 15 times and acted 2 times by unanimous written consent, the Organization and Compensation Committee met 15 times, the Nominating Committee met once and acted once by unanimous written consent.

The Non-Employee Directors meet routinely in executive session without the presence of management in connection with regular meetings of the Board and more often as they deem appropriate. Dr. Rubenstein, as Lead Director, presides over all executive sessions which he attends.

Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders; however, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all of the directors were in attendance.

Stockholder Director Nominations

The Bylaws of the Company provide that any stockholder entitled to vote on the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section titled “Stockholder Nominations and Proposals” on page 47.

In addition, the Nominating Committee of the Board will consider suggestions from stockholders for nominees for election as directors. Stockholders who wish to submit a proposed nominee to the Nominating Committee should send written notice to Mr. Moses Marx, Nominating Committee Chairman, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. Such proposals should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed candidate is being suggested for nomination, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Nominating Committee. As of the date of this Proxy Statement, no such stockholder suggestions for director nominees have been received by the Nominating Committee.

The Nominating Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees), 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not serve on more than two other public company boards, 4) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and 5) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders).

DIRECTOR COMPENSATION

The Company compensates each director who is not also an employee of the Company (a “Non-Employee Director”) based upon his or her service to the Company, including attendance at meetings and service on committees of the Board. Annual cash retainers and equity compensation grants are designed to correspond to the relative responsibility of each director and are regularly reviewed to ensure they meet this standard.

Cash Retainer and Meeting Fees for Non-Employee Directors

For fiscal year 2006, each Non-Employee Director received (a) a retainer of $30,000 for their services as a director of the Company, (b) applicable stipends and fees as set forth below for services as the chair of a committee of the Board and/or for attendance at meetings and (c) up to $1,500 per day for other days substantially spent on affairs of the Company. The Lead Director of the Board receives an additional stipend of $10,000 per annum for his service as Lead Director.

Committee Chair Stipends:
Audit Committee	$15,000 per annum
Organization and Compensation Committee	$12,000 per annum
Corporate Governance Committee	$10,000 per annum
Nominating Committee	$1,000 per annum

Fee per Meeting:
Convened in person* or convened telephonically and lasting more than 2 hours	$1,500 per meeting
Convened telephonically for less than 2 hours	$750 per meeting

*	Committee meetings convened in person on the same day as a Board meeting convened in person are not compensated separately from the Board meeting.

For fiscal year 2007, each Non-Employee Director will be compensated in the same amounts as above, with the following changes to fees paid for meetings:

Fee per Meeting:
Convened in person* or convened telephonically and lasting more than 2 hours	$2,000 per meeting
Convened telephonically for less than 2 hours	$1,000 per meeting

*	Committee meetings convened in person on the same day as a Board meeting convened in person are not compensated separately from the Board meeting.

Equity Compensation of Non-Employee Directors

2006 Long-Term Incentive Plan Awards

In addition to cash compensation, our Non-Employee Directors participate in the 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Directors’ Plan”), which provides for annual equity grants of restricted stock and stock options to the Non-Employee Directors for their service. The 2006 Directors’ Plan was approved by stockholders on March 21, 2006 and provides for grants each November of both restricted stock and stock options as follows:

(a)

a grant of stock options on each November 1st of 17,500 options to each Non-Employee Director (18,900 options in the case of the Lead Director), with an exercise price equal to 100% of the Fair Market Value (defined as the average of the high and low trading prices) of the common stock of the Company on the date of grant, and

(b)	a grant of restricted stock on each November 15th which entitles each Non-Employee Director to purchase 1,000 shares of restricted stock at par value.

The stock options become exercisable when the Average Closing Price (as defined in the 2006 Directors’ Plan) of the Company’s common stock over 30 calendar days, as reported on http://finance.yahoo.com, appreciates 10% from the Fair Market Value on the date of grant or five years have passed, whichever comes first. On November 1, 2006, the Non-Employee Directors received a grant of stock options at an option price of $57.87, which will become exercisable when the Average Closing Price of the common stock achieves $63.66 or on November 1, 2011, whichever comes first.

Restrictions are removed from the restricted stock when the Average Closing Price of the Company’s common stock over 30 calendar days, as reported on http://finance.yahoo.com, appreciates 10% from the date of grant or five years have passed, whichever comes first. On November 15, 2006, the Non-Employee Directors received restricted stock awards. Restrictions will be removed from the restricted stock when the Average Closing Price of the Company’s common stock achieves $59.20 or on November 15, 2011, whichever comes first.

Stock options and restricted stock granted under the 2006 Directors’ Plan will also become exercisable and have restrictions removed, respectively, when a Non-Employee Director ceases to serve on the Board, unless such service is terminated for Cause (as defined in the 2006 Directors’ Plan). Restrictions are immediately lifted and options become immediately exercisable upon termination of service and remain exercisable for three years.

The 2006 Directors’ Plan also provides that, upon appointment to the Board, new Non-Employee Directors receive a grant of 17,500 stock options and 1,000 shares of restricted stock, prorated in accordance with the number of months of service remaining in the fiscal year in which they were appointed. Accordingly, upon her election to the Board on March 21, 2006, Ms. Lindell received: (a) a grant of 11,667 stock options, with an exercise price of $55.33, and (b) the option to purchase 667 shares of restricted stock at par value. The stock options will become exercisable and the restrictions will be removed from the restricted stock when the Average Closing Price of the Company’s common stock achieves $60.86 or on March 21, 2011, whichever comes first.

1996 Long-Term Incentive Plan Awards

Prior to its expiration on November 16, 2005, the Non-Employee Directors participated in the 1996 Long-Term Incentive Plan for Non-Employee Directors (the “1996 Directors’ Plan”) which provided for grants on the same terms and in the same quantities as the 2006 Directors’ Plan.

Under the 1996 Directors’ Plan, on November 1, 2005, the Non-Employee Directors received a grant of stock options at an option price of $69.01 which will become exercisable when the Average Closing Price (as defined in the 1996 Directors’ Plan) of the common stock achieves $75.91 or on November 1, 2010, whichever comes first. Also under the 1996 Directors’ Plan, on November 15, 2005, the Non-Employee Directors received restricted stock awards. Restrictions will be removed from the restricted stock when the Average Closing Price of the Company’s common stock achieves $77.91 or on November 15, 2010, whichever comes first.

The 1996 Directors’ Plan also provided that, upon appointment to the Board, new Non-Employee Directors receive a grant of 17,500 stock options and 1,000 shares of restricted stock, prorated in accordance with the number of months of service remaining in the fiscal year in which they were appointed. Accordingly, upon his election to the Board in connection with the acquisition of Ocular Sciences on January 7, 2005, Mr. Fruth received: (a) a grant of 14,583 stock options, with an exercise price of $72.94, and (b) the option to purchase 834 shares of restricted stock at par value. The stock options became exercisable and the restrictions were removed from the restricted stock on March 7, 2005 when the Average Closing Price of the common stock achieved $80.23.

Director Compensation Table

The following table sets forth the total cash and equity compensation paid to our Non-Employee Directors for their service on our Board and on committees thereof during the last two fiscal years:

		Cash Compensation	Equity Compensation
Name	Fiscal Year	Fees Earned (1)	Stock Awards (2)		Option Awards (3)
Allan E. Rubenstein, M.D.	2006	$86,500	1,000 shares		18,900 options
	2005	$50,625	1,000 shares		18,900 options

John D. Fruth	2006	$80,250	1,000 shares		17,500 options
	2005	$38,500	834 shares	(4)	14,583 options	(4)

Michael Kalkstein	2006	$127,750	1,000 shares		17,500 options
	2005	$71,500	1,000 shares		17,500 options

Jody S. Lindell(5)	2006	$46,250	667 shares	(5)	11,667 options	(5)

Moses Marx	2006	$53,500	1,000 shares		17,500 options
	2005	$32,150	1,000 shares		17,500 options

Donald Press	2006	$92,750	1,000 shares		17,500 options
	2005	$47,816	1,000 shares		17,500 options

Steven Rosenberg	2006	$87,000	1,000 shares		17,500 options
	2005	$53,220	1,000 shares		17,500 options

Stanley Zinberg, M.D.	2006	$66,750	1,000 shares		17,500 options
	2005	$46,606	1,000 shares		17,500 options

(1)	Fees earned represent the total fees paid to the named Non-Employee Directors for their service during the two most recent fiscal years, including: 1) the annual stipends paid to each Non-Employee Director for their service on the Board, 2) annual stipends paid to Committee Chairs, 3) fees for all Board and committee meetings attended during the designated fiscal year, and 4) compensation for other time spent substantially on company business. Additional information regarding annual director stipends, committee chair stipends, meeting fees and compensation for time spent on Company business is included in the discussion of Director Compensation above.

(2)	Figures in this column, with the exceptions of Mr. Fruth and Ms. Lindell, represent Restricted Stock Awards issued on November 15, 2004 and November 15, 2005 under the 1996 Directors’ Plan which entitle the recipient to purchase 1,000 restrictively legended shares of common stock of the Company at par value of $0.10 per share. Restrictions will be removed from the restricted stock on the earlier of: 1) when the Average Closing Price, as reported on http://finance.yahoo.com, appreciates 10% from the Fair Market Value on date of grant or 2) the fifth anniversary of the date of grant.

(3)

Figures in this column, with the exceptions of Mr. Fruth and Ms. Lindell, reflect stock option grants on November 1, 2004 and November 1, 2005 under the 1996 Directors’ Plan of 17,500 options (18,900 in the case of Dr. Rubenstein) to purchase shares of the Company’s common stock. All options have an exercise price equal to the Fair Market Value of the Company’s common stock on the date of grant, which was $69.39 for the options granted on November 1, 2004 and $69.01 for the options granted on November 1, 2005. Each grant of stock options will become exercisable on the earlier of: 1) when the Average Closing Price, as reported on

http://finance.yahoo.com, appreciates 10% from the Fair Market Value on date of grant or 2) the fifth anniversary of the date of grant.

(4)	Mr. Fruth was appointed to the Board on January 7, 2005 upon the close of the Company’s acquisition of Ocular Sciences, Inc. The total number of restricted shares granted to Mr. Fruth in the 2005 fiscal year represents a pro rata award of 834 restrictively legended shares of common stock of the Company at par value of $0.10 per share, which was granted January 7, 2005 upon his appointment to the Board in accordance with the terms of the 1996 Directors’ Plan. Restrictions were removed from these shares on March 7, 2005 when the Average Closing Price of the Company’s common stock achieved $80.23.

The total number of stock options granted to Mr. Fruth represents a pro rata grant of 14,583 options to purchase the Company’s common stock which was granted January 7, 2005 upon his appointment to the Board in accordance with the terms of the 1996 Directors’ Plan. The stock options have an exercise price equal to the Fair Market Value of our common stock on the date of grant, which was $72.94. The stock options became exercisable on March 7, 2005 when the Average Closing Price of the Company’s common stock achieved $80.23.

(5)	Ms. Lindell was appointed to the Board on March 21, 2006 and did not earn any fees in fiscal year 2005. The total number of restricted shares granted to Ms. Lindell in the 2006 fiscal year represents a pro rata award of 667 restrictively legended shares of common stock of the Company at par value of $0.10 per share, which was granted March 21, 2006 upon her election to the Board in accordance with the terms of the 2006 Directors’ Plan. Restrictions will be removed from the restricted stock on the earlier of: 1) when the Average Closing Price, as reported on http://finance.yahoo.com, appreciates 10% from the date of grant or 2) the fifth anniversary of the date of grant.

The total number of stock options granted to Ms. Lindell represents a pro rata grant of 11,667 options to purchase the Company’s common stock which was granted March 21, 2006 upon her election to the Board in accordance with the terms of the 2006 Directors’ Plan. The stock options have an exercise price equal to the Fair Market Value of our common stock on the date of grant, which was $55.33. The stock options will become exercisable on the earlier of: 1) when the Average Closing Price, as reported on http://finance.yahoo.com, appreciates 10% from the Fair Market Value on date of grant or 2) the fifth anniversary of the date of grant.

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews Company processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and the New York Stock Exchange (NYSE), and implements other corporate governance practices it believes are in the best interest of the Company and its stockholders. The Company believes that the policies currently in place enhance our stockholders’ interests.

Governance Principles. The Board has approved a set of Corporate Governance Principles (“Principles”) for the Company. The Principles are available on the Company’s website at http://www.coopercos.com, and to any stockholder otherwise requesting a copy; the Principles deal with director qualifications, director responsibilities, Board committees, director access to officers and employees, director compensation, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees.

Ethics and Business Conduct Policy. The Company has adopted an Ethics and Business Conduct Policy (the “Ethics Policy”) that is available in its entirety on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy. Amendments to the Ethics Policy, and any waivers from the Ethics Policy granted to directors or executive officers will be made available through the Company’s website.

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, the Company has established a confidential hotline managed by an independent third-party vendor through which employees may report concerns about the Company’s business practices.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding ownership of outstanding shares of the Company’s common stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

	Common Stock Beneficially Owned as of December 31, 2006
Name of Beneficial Owner	Number of Shares		Percentage of Shares
FMR Corp. 82 Devonshire Street Boston, MA 02109	6,660,813	(1)	15%

Earnest Partners LLC 75 Fourteenth Street, Suite 2300 Atlanta, GA 30309	5,069,294	(2)	11.5%

(1)	All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G/A filed by FMR Corp. and Edward C. Johnson 3rd on February 14, 2006 (the “FMR Schedule 13G”). According to the FMR Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 6,576,213 of these shares, including 225,201 shares which would result from assumed conversion of $10,000,000 of the Company’s 2.625% Convertible Debentures. As a result of Fidelity Management & Research Company acting as an investment advisor to various investment companies, the sole power to vote or direct the vote of 2,500,012 of these shares resides with the Boards of Trustees of the various Fidelity funds. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. beneficially owns 80,600 of these shares and FMR Corp. has sole power to vote or direct the vote of these 80,600 shares and the sole power to dispose or direct the disposition of all of these shares, which are held on behalf of FMR’s clients in accounts over which FMR has complete investment discretion. Strategic Advisers, Inc. beneficially owns 200 of these shares and the sole power to vote or direct the vote of these 200 shares resides with the Boards of Trustees of the various Fidelity funds. Fidelity International Limited beneficially owns 3,800 of the shares and has joint power to dispose or direct the vote of these 3,800 shares through a trust jointly controlled by Fidelity International Limited and FMR Corp. None of the accounts over which FMR has complete investment discretion contains more than 5% of the outstanding shares of the Company.

(2)	All information regarding Earnest Partners LLC and its affiliates is based on information disclosed in a Schedule 13G/A filed by Earnest Partners LLC on February 8, 2006 (the “Earnest Partners Schedule 13G”). According to the Earnest Partners Schedule 13G, Earnest Partners beneficially owns and has the sole power to direct the disposition of these 5,069,294 shares, and the sole power to vote or direct the vote of 1,754,296 of these shares. Earnest Partners has the shared power to vote or direct the vote of 1,693,398 of these shares.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding the current executive officers of the Company who are not also directors:

B. Norris Battin	Age: 70	Title:	Vice-President, Investor Relations and Communications

Mr. Battin has served as Vice-President, Investor Relations and Communications since November 1995. Prior to joining the Company, Mr. Battin was Principal Associate of Battin Associates, a healthcare marketing, advertising and public relations consultancy whose client list included the Company. From 1968 to 1991, Mr. Battin held numerous marketing, advertising, public relations and public affairs positions at Allergan, Inc., a multinational manufacturer of eye and skin care products, including Senior Vice President, Public Affairs and Communication.

John J. Calcagno	Age: 48	Title:	Chief Financial Officer & Vice-President, Business Development of CooperVision, Inc.

Mr. Calcagno has served as Chief Financial Officer and Vice-President, Business Development for CooperVision since January 2003. From December 1998 through December 2002, he was President, U.S. Operations, of CooperVision. Prior to that he was Vice-President of Finance and General Manager of CooperVision’s U.S. business. He has also held various other positions within subsidiaries of the Company.

Rodney E. Folden	Age: 59	Title:	Corporate Controller

Mr. Folden has served as Corporate Controller since February 2004. He served as Assistant Corporate Controller from March 1994 to February 2004. He has also held a variety of financial positions since joining the Company in 1987.

Gregory A. Fryling	Age: 52	Title:	President & Chief Operating Officer of CooperVision, Inc.

Mr. Fryling has served as President of CooperVision since December 2004. He has served as Chief Operating Officer since May 2000. From January 1993 through April 2000, he served as Vice-President, Business Development of the Company and prior to that served as an officer of various subsidiaries of the Company.

Carol R. Kaufman	Age: 57	Title:	Sr. Vice-President of Legal Affairs, Secretary & Chief Administrative Officer

Ms. Kaufman has served as Senior Vice-President of Legal Affairs since December 2004. She has served as Vice-President and Chief Administrative Officer since October 1995 and was elected Vice-President of Legal Affairs and Secretary in March 1996. From January 1989 through September 1995, she served as Vice-President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She previously held a variety of financial positions with Cooper Laboratories, Inc. (the Company’s former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director and member of the Audit Committee and the Compensation Committee of Chindex, Inc. (NASDAQ: CHDX), a publicly traded distributor of medical equipment and services in China.

J. Christopher Marmo, Ph.D.	Age: 38	Title:	Vice-President, Research & Development of CooperVision, Inc.

Dr. Marmo has served as Vice-President, Research & Development of CooperVision since January 2005. From June 1999 until December 2004 he served as Vice-President of Research & Development for Ocular Sciences. From 1994 to 1999, he was a Senior Manager in the Technology and Innovation Division of Arthur D. Little, Inc.

Daniel G. McBride, Esq.	Age: 42	Title:	Vice-President & Senior Corporate Counsel

Mr. McBride has served as Vice-President & Senior Counsel since July 2006. He also served as Senior Counsel from February 2005 through June 2006. Prior to joining the Company, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005.

Jeffery A. McLean	Age: 53	Title:	President, U.S. Operations of CooperVision, Inc.

Mr. McLean has served as President, the Americas, of CooperVision since January 2005. Prior to that, Mr. McLean served as Vice-President, Sales of CooperVision from February 2004 to December 2004. He has also served as Director of Marketing & National Accounts. Before joining CooperVision in September 2002, Mr. McLean was a consultant for Pfizer from February 2002 to August 2002. Prior to that Mr. McLean spent eighteen years at Bausch & Lomb Incorporated holding several management positions, his last as Vice-President, Sales & Marketing.

Eugene J. Midlock	Age: 62	Title:	Vice-President, Taxes

Mr. Midlock has served as Vice-President, Taxes since January 2005. From November 2003 until December 2004 he served as a consultant to the Company. During this period he also served as an instructor in the Master of Science in Taxation program of San Jose State University. From 1979 until he retired in 2002 he held a number of leadership positions with KPMG. Most recently he was the Partner in Charge of Tax Services for Northern California. Prior to that he was the National Partner in Charge of Tax Services for the Technology Practice, the National Partner in Charge of International Services, and Partner in Charge of the Chicago tax practice.

Steven M. Neil	Age: 54	Title:	Vice-President, Chief Financial Officer

Mr. Neil has served as Vice-President and Chief Financial Officer since joining the Company in January 2005. He also served as Acting Treasurer from June 2005 to March 2006. Prior to that, he served as Executive Vice-President, Chief Financial Officer and Secretary of Ocular Sciences from July 2003 to January 2005. From October 1997 until June 2003 he was Executive Vice-President, Finance, Chief Financial Officer, Treasurer and Secretary of Sola International. Mr. Neil currently is a director and Chairman of the Audit Committee for the Board of Directors of Diamond Foods, Inc., a publicly traded specialty foods company.

Nicholas J. Pichotta	Age: 62	Title:	Chief Executive Officer of CooperSurgical, Inc.

Mr. Pichotta has served as Chief Executive Officer of CooperSurgical, the Company’s women’s healthcare business, since September 1992. He also served as President from September 1992 to December 2004. Prior to that he served as Vice-President of Corporate Development for The Cooper Companies from September 1989 to September 1992 and acting President of CooperVision from November 1990 to June 1991. From December 1986 to May 1988 he was President of the Surgical Laser Division of Cooper LaserSonics, Inc.

Paul L. Remmell	Age: 49	Title:	President & Chief Operating Officer of CooperSurgical, Inc.

Mr. Remmell has been President of CooperSurgical since December 2004. He also has served as Chief Operating Officer since October 2000, and previously served as Vice-President of Finance from 1991 to December 2004.

Andrew Sedgwick	Age: 41	Title:	President, European Operations of CooperVision, Inc.

Mr. Sedgwick has served as President, European Operations for CooperVision, Inc. since September 2005. Prior to that he served as Managing Director, Northern Europe from May 2002. Mr. Sedgwick joined CooperVision in January 2000 having previously fulfilled various sales and marketing roles for Hydron Ltd. in the United Kingdom.

John A. Weber	Age: 44	Title:	Vice-President, Worldwide Manufacturing & Distribution of CooperVision, Inc.

Mr. Weber has served as Vice-President, Worldwide Manufacturing & Distribution of CooperVision since January 2005. Prior to that he served as the Executive Vice-President, Worldwide Operations of Ocular Sciences from July 2003 to December 2004 and as Vice-President, Manufacturing of Ocular Sciences from January 2001 to July 2003. Mr. Weber served in various other management positions at Ocular Sciences between 1993 and 2001.

Albert G. White III	Age: 37	Title:	Vice-President & Treasurer

Mr. White has served as Vice-President and Treasurer since joining the Company in March 2006. Prior to that he served as a Director with KeyBanc Capital Markets for three years and in a number of leadership positions within KeyBank National Association over the prior eight years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s executive officers (as defined), directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten percent stockholders.

Based solely on a review of the copies of such forms and related amendments received by the Company, or on written representations from the Company’s officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2006 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met.

Securities Held by Management

The following table sets forth information regarding ownership of the Company’s common stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2006
Name of Beneficial Owner	Number of Shares		Percentage of Shares
A. Thomas Bender	408,660	(1)	*
John D. Fruth	67,417	(2)	*
Gregory A. Fryling	80,541	(3)	*
Michael H. Kalkstein	76,666	(4)	*
Jody S. Lindell	1,667	(5)	*
Moses Marx	115,932	(6)	*
Steven M. Neil	10,250	(7)	*
Nicholas J. Pichotta	20,000	(8)	*
Donald Press	139,949	(9)	*
Steven Rosenberg	129,104	(10)	*
Allan E. Rubenstein, M.D.	51,054	(11)	*
Robert S. Weiss	384,108	(12)	*
Stanley Zinberg, M.D.	70,854	(13)	*
All current directors and executive officers as a group (24 persons)	1,949,763		4.4%

*	Less than 1%.

(1)	Includes 348,500 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2)	Includes 1,000 restricted shares granted to Mr. Fruth pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Mr. Fruth pursuant to the terms of the 1996 Directors’ Plan. Mr. Fruth has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 14,583 shares which Mr. Fruth could acquire upon the exercise of currently exercisable stock options.

(3)	Includes 76,751 shares which Mr. Fryling could acquire upon the exercise of currently exercisable stock options.

(4)	Includes 1,000 restricted shares granted to Mr. Kalkstein pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Mr. Kalkstein pursuant to the terms of the 1996 Directors’ Plan. Mr. Kalkstein has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 64,000 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options.

(5)	Includes 1,667 restricted shares granted to Ms. Lindell pursuant to the terms of the 2006 Directors’ Plan. Ms. Lindell has sole voting power with respect to those 1,667 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan.

(6)	Includes 1,000 restricted shares granted to Mr. Marx pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Mr. Marx pursuant to the terms of the 1996 Directors’ Plan. Mr. Marx has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 65,000 shares which Mr. Marx could acquire upon the exercise of currently exercisable stock options.

(7)	Includes 7,500 shares which Mr. Neil could acquire upon the exercise of currently exercisable stock options.

(8)	Includes 20,000 shares which Mr. Pichotta could acquire upon the exercise of currently exercisable stock options.

(9)	Includes 1,000 restricted shares granted to Mr. Press pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Mr. Press pursuant to the terms of the 1996 Directors’ Plan. Mr. Press has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 113,000 shares which Mr. Press could acquire upon the exercise of currently exercisable stock options.

(10)	Includes 1,000 restricted shares granted to Mr. Rosenberg pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Mr. Rosenberg pursuant to the terms of the 1996 Directors’ Plan. Mr. Rosenberg has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 115,000 shares which Mr. Rosenberg could acquire upon the exercise of currently exercisable stock options.

(11)	Includes 1,000 restricted shares granted to Dr. Rubenstein pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Dr. Rubenstein pursuant to the terms of the 1996 Directors’ Plan. Dr. Rubenstein has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 42,550 shares which Dr. Rubenstein could acquire upon the exercise of currently exercisable stock options.

(12)	Includes 5,108 shares held on account for Mr. Weiss under the Company’s 401(k) Savings Plan and 371,500 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(13)	Includes 1,000 restricted shares granted to Dr. Zinberg pursuant to the terms of the 2006 Directors’ Plan and 1,000 restricted shares granted to Dr. Zinberg pursuant to the terms of the 1996 Directors’ Plan. Dr. Zinberg has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 1996 & 2006 Directors’ Plans. Also includes 65,000 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and approves the Company’s executive compensation strategy, the selection of an appropriate peer group for compensation comparisons, and the terms of each executive compensation and bonus plan in effect and the aggregate amounts that can be awarded pursuant to these plans each year.

Committee Composition and Charter

The Compensation Committee comprises four non-employee directors, each of whom has been affirmatively determined by the Board to be independent, as they meet the objective requirements set forth by the NYSE and the SEC and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The members of the Compensation Committee are Messrs. Kalkstein (Chairman), Fruth and Press, and Dr. Rubenstein.

The Compensation Committee operates under a written charter which was adopted by the Board of Directors on December 16, 2003, and was subsequently updated in January 2004 and December 2004. The charter specifies the Compensation Committee’s authority with regard to all executive compensation matters for the Company, and is periodically reviewed and amended as the Committee deems necessary and appropriate. A current copy of the charter is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy.

The Compensation Committee is specifically responsible for reviewing and approving all aspects of the compensation paid to the Company’s Chief Executive Officer, the four other most highly paid executive officers and any other employees identified as Section 16(a) reporting persons. The Compensation Committee also approves all compensation for executives whose annual base salary is $300,000 or greater and all agreements providing for the payment of benefits following a change of control of the Company or severance following a termination of employment.

In addition to executive compensation, the Compensation Committee reviews all aspects of director compensation and makes recommendations to the Board regarding any changes in compensation levels. (For further discussion of compensation paid to directors, see the section titled “Director Compensation ” on page 8.)

The Compensation Committee also administers the Company’s Long-Term Incentive Plans, which govern the distribution of long-term incentive awards, including stock options and restricted stock, to Non-Employee Directors, executive officers and employees, and annually reviews and makes recommendations to the Board regarding the aggregate amount and types of awards, if any, to be made during each fiscal year.

Compensation Committee members receive compensation for their service as directors as discussed in the section titled “Director Compensation” on page 8. The members are not eligible to participate in any of the executive compensation programs of the Company.

Compensation Policy and Philosophy

The Company’s executive compensation programs are designed to attract, motivate, and retain executive talent with the skills, experience, motivation and commitment needed to optimize stockholder value in a competitive environment. The compensation programs adopted by the Compensation Committee reflect the Committee’s belief that employee performance and achievement will result in economic benefits to the Company, and that they will support the goal of increasing stockholder value by achieving specific financial and strategic objectives.

The Company’s executive compensation programs are designed to provide:

•	levels of base compensation that are competitive geographically and with comparable companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of the Company; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation programs, the Compensation Committee attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. The Compensation Committee believes that executive compensation should be closely tied to financial and operational performance of the Company, as well as to the individual performance and responsibility level of the executives. The Compensation Committee also believes that executive compensation should contain a significant equity-based component, in order to more closely align executive interests with those of stockholders, and that the equity-based component should have meaningful conditions which will encourage valued employees to remain in the employ of the Company. The Compensation Committee approves limited perquisites and does not employ deferred compensation plans, non-standard retirement or pension plans or other specialized compensation plans.

The Compensation Committee applies similar standards to compensation of the Company’s Non-Employee Directors. The responsibilities and time commitment involved for directors of a publicly traded company are substantial, and with recent changes in corporate governance standards, highly qualified and experienced directors are in high demand. The Compensation Committee seeks to provide appropriate economic incentives for the Company’s directors, compensate them appropriately for their continued performance, workload and dedication, and to utilize equity-based components of compensation to more closely align the directors’ interests with those of the stockholders.

Directors who are also employees of the Company receive no additional compensation for their service as directors. Their compensation as officers of the Company is designed to reflect their responsibilities as directors.

Data Considered and Process Used

To ensure that compensation levels are reasonably competitive with market rates, the Company commissions an independent executive compensation consulting firm. Since 2002, J. Richard & Co. has filled this role for the Compensation Committee, with Mr. J. Richard acting as independent consultant to the Compensation Committee. In this capacity, Mr. Richard is retained by, and reports to, only the Compensation Committee and does no other work for the Company.

Each year, the Compensation Committee directs their consultant to conduct a survey of executive compensation in a defined peer group of approximately sixteen companies which the Compensation Committee considers to be comparable to the Company for such purposes. The surveyed companies are selected from publicly traded firms operating in the United States based on: (i) similarity of their product lines to those of the Company; (ii) comparability to the Company based on size, as measured through annual revenue, market capitalization and other financial measures of organizational scope and complexity; and (iii) the competitive market for executive talent. The consultant’s report provides the Compensation Committee with performance comparisons and the Company’s relative ranking in all pay categories. Recommendations are also offered regarding program changes and refinements. In order to normalize the information contained in the consultant’s report, the Compensation Committee also receives a regression analysis of the results for each of the companies in the peer group from Mr. Richard. The analysis assists the Compensation Committee in evaluating compensation decisions in comparison to compensation at the peer group companies whose company sizes differ from the Company in revenue, profitability and market capitalization. The Compensation Committee also considers and reviews information from proxy statements and general industry survey information of companies that the Compensation Committee views as being comparable.

Executive level positions, including the CEO, are compared to similar positions within the peer group based on company size and relative authority levels in order to assist the Compensation Committee in determining appropriate compensation levels. The Compensation Committee reviews and evaluates the information, advice and opinions of their compensation consultant and, based on consideration of this advice, and their own independent review, makes determinations regarding the reasonable and appropriate levels of award for all elements of executive and director compensation.

The Compensation Committee also uses tally sheets to review the total compensation package that will be provided to each executive, including the value of long-term awards, bonuses and perquisites, and all compensation decisions are made with consideration to the Compensation Committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance which will ultimately benefit the Company’s stockholders.

Components of Executive Compensation

Base Salary

The level of annual compensation for individual executives is based upon a number of factors. The Compensation Committee considers a combination of the individual executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, internal relationships or comparisons, and the current compensation package in place for that executive, including any existing employment agreements and the executive’s current annual salary and potential bonus awards under the Company’s Incentive Payment Plan (discussed in more detail below).

The Company has chosen to position cash compensation for executives at close to market median levels in order to remain competitive in attracting and retaining executive talent. It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance, and geographic location. The Compensation Committee determines each officer’s target total annual cash compensation (salary and bonuses) after reviewing similar compensation information from the group of companies identified as peer companies, which are reviewed and approved annually. As noted above, the information reviewed by the Compensation Committee is compiled for the Committee by their compensation consulting firm, J. Richard & Co., and the peer group includes a broad range of companies in the medical sector with whom the Company competes for executive talent.

The Compensation Committee also considers other published compensation survey data covering the contact lens and medical device sectors, and industry in general, to assess whether the salary ranges in place for its executives are competitive. Increases in an executive’s annual base salary are dependent on his or her performance and responsibility level, and on competitive market changes and conditions.

The Compensation Committee generally evaluates executive salaries annually. Mid-year salary increases are granted based on very special circumstances, such as a change in job responsibility or other material event. Prior to the acquisition of Ocular Sciences, Inc. in January 2005, an analysis of executive compensation indicated that base salaries for executive officers were generally positioned slightly below the market median. The Compensation Committee intended that total cash compensation would be above market median for these officers, but that the achievement of above median compensation would be based on achievement of bonuses determined by Company performance (through the Incentive Payment Plan), rather than through higher base salaries.

For the 2006 fiscal year, based in part on consultation with, and the advice of, its independent compensation consultant, and in part upon the Compensation Committee’s own assessment of the information and factors described above, the Compensation Committee determined that it should generally attempt to position base salaries closer to the industry median levels—which is higher than they have been, on a similarly relative basis, in prior years. This decision resulted in an increase of certain executives’ base salaries by a higher percentage than it had in prior years. Significant factors in making this decision were: (a) the increased size and complexity of the business as a result of the Ocular Sciences acquisition and acquisitions by CooperSurgical, and (b) the operating results of the Company. As a result, for 2006 the Compensation Committee decided to increase salaries for the named executives in two phases, at the beginning of the 2006 fiscal year and again at mid-year.

Information regarding base salaries paid to named executives for the past three fiscal years is included in the Summary Compensation Table on page 33.

Annual Bonus

Annual bonuses are awarded to executives under the Company’s Incentive Payment Plan (the “IPP”). In keeping with the goal of enhancing the Company’s profitability and continuing to build stockholder value, these plans are designed to reward achievement of key performance targets, which the Compensation Committee believes lead to growth in stockholder value, as well as to reward performance and service to the Company.

The Compensation Committee meets with senior management to review and approve the terms of the IPP, including setting performance criteria tied to the performance of the business and determining participation eligibility. Eligibility is determined based on job responsibility within the Company and its principal business units, and the possible award level for each employee is tied to: 1) a designated percentage of the participant’s base salary, and 2) Company achievement of certain performance targets. Each participant can earn a percentage of their designated maximum award amount based on the financial performance of the Company and the Compensation Committee’s discretion. For the Company’s 2006 IPP, the Compensation Committee set IPP participation level targets for designated positions beginning at 10% and ranging from 40% to 65% for the named executive officers (excluding the Chief Executive Officer).

Under the 2005 IPP, 30% of the value of awards was tied to meeting specified levels of net revenue, operating or net income and cash flow while the remaining 70% was allocated at the Compensation Committee’s discretion based on each executive’s achievements of his or her individual goals and overall job performance. For Fiscal 2006, the Compensation Committee significantly altered the IPP bonus calculations and closely tied performance targets for executives employed by an operating business to the attainment by that business of specified levels of net revenue, operating income and cash flow. For the Company’s executives, performance targets were tied to the attainment of certain levels of consolidated net revenue, net income and cash flow. The discretionary portion of the awards was reduced to 25% of the total, and 75% of award achievement was allocated to quantitative performance factors. This significant shift towards more objective compensation factors is primarily due to the objective of tying executive bonuses more closely to quantitative performance results of the Company as determined by formula.

Recommendations as to whether to award the discretionary portion of each participant’s award, and at what level, were made by his or her division head or the Chief Executive Officer after an assessment of each individual’s performance. In the case of the five most highly paid executive officers and any other executives determined to have Section 16 reporting status, such decisions were made by the Compensation Committee, following an assessment of each individual’s performance. The Compensation Committee considered a number of factors in setting award amounts for the Section 16 reporting persons under the 2006 IPP, including performance of their individual divisions, personal performance throughout the year, and performance of consolidated operations. The increased focus on revenue, income and cash flow under the 2006 IPP generally resulted in lower bonuses for all officers, with the exception of the CooperSurgical executives, who received significantly larger awards based on their achievement of budgeted targets. Additionally, certain officers at the Corporate level received additional discretionary bonus awards in recognition of personal achievement and service to the Company.

The Compensation Committee also decided to limit the bonuses paid to Messrs. Bender, Weiss and Fryling to the non-discretionary portion of their bonuses, and to award them no discretionary bonuses. The Compensation Committee may, at their discretion, create a special incentive plan with a set of financial goals for these executives to meet by mid-2007 which, if achieved, would qualify these officers for an interim additional bonus in 2007 of up to an amount equivalent to the discretionary portion of their bonus which was withheld from their bonus award under the 2006 IPP.

Information regarding the amount of bonus compensation paid to named executives under the Company’s IPP for the past three fiscal years is included in the Summary Compensation Table on page 33.

A copy of the 2006 IPP was included as Exhibit 10.1 to the Form 8-K filed on March 24, 2006, a copy of which is available through the Company’s website at http://www.coopercos.com, and upon request from our Investor Relations department.

Long-term Incentive Awards

Long-term incentive awards are designed to:

•	focus attention on building sustained stockholder value through meeting longer-term financial and strategic goals;

•	encourage employees to remain in the employ of the Company, in part by increasing the duration of continued employment required to attain the awards even if the financial and strategic goals are otherwise met;

•	link management’s financial success to that of the stockholders via equity plan participation of key Company employees;

•	balance long-term with short-term focus and decision making; and

•	encourage and create executive ownership of our stock.

Long-term incentive awards to executives have been made under the Company’s Second Amended and Restated 2001 Long-Term Incentive Plan (“2001 LTIP”), which expired by its terms on December 31, 2006. Future long-term awards will be made under the 2007 Long-Term Incentive Plan, if it is approved by stockholders at the Annual Meeting. The Compensation Committee annually submits a recommendation to the Board regarding whether awards should be made for the fiscal year, and if so, the aggregate amount of those awards. The total value of the awards and their effect on stockholder dilution is considered in determining the total amount of awards to be made for each fiscal year.

Annual awards are generally made to individuals at the end of each fiscal year. These grants are made by the Compensation Committee, and are based on recommendations submitted to the Compensation Committee by the Company’s Chief Executive Officer or, with respect to awards to the Chief Executive Officer and the four other most highly compensated executives, by the Compensation Committee, based on his or her contribution to the success of the Company, taking into consideration competitive grant levels and total options granted as a percentage of shares outstanding. Additional option grants may be made throughout the year at the discretion of the Compensation Committee. Such grants are generally made to new employees or in recognition of outstanding accomplishments or changes in job responsibilities. Each grant is designed to align the interests of the executives with those of the stockholders.

In Fiscal 2006, all awards consisted of grants of stock options having exercise prices equal to 100% of the Fair Market Value of the Company’s common stock on the date of grant. The exercisability and future value of the options granted to the Section 16 reporting persons is directly linked to both increases in the price of the Company’s common stock and the passage of time (generally requiring employees to remain employed by the Company in order to receive their awards), thereby linking long-term compensation to both increased stockholder value and continuing service to the Company. In fiscal 2006, the Compensation Committee made grants to non-Section 16 reporting persons, which directly linked the exerciseability and future value of the grants solely to the passage of time. The Compensation Committee chose to make this change in vesting schedules in order to provide additional incentives to employees who receive stock options but are not directly involved in policy-making decisions.

The Compensation Committee also considers the accounting implications of FAS 123R in its determination of the type and appropriate levels of long-term compensation. The Compensation Committee gave serious consideration to the prospect of granting restricted stock awards, as opposed to stock option grants, and determined that the subjective benefits and costs associated with stock option grants are more appropriate for the Company at this time. The factors considered in reaching this determination included concern about restricted stock being less motivational than options, and that employees who had received option grants in the past, which are currently “underwater” because of the decrease in the market price of the Company’s stock, would view an award of a lesser number of shares of restricted stock as unfair or less motivating in contrast to a higher number of stock options. The Compensation Committee intends to continue to consider the benefits of alternative approaches to long-term compensation in order to select the method that will allow them to attract and retain highly skilled employees, and reward them for their continued employment with the Company and their hard work and commitment to the long-term success of the Company.

For the annual grant made in October 2006, the Compensation Committee recommended to the Board and, based on that recommendation, chose to make a grant of approximately 1.1 million stock options, which is proportional to grants in prior years. Grants to non-executives ranged in amount from 500 to 25,000 options. Executives generally received the same amounts as in prior years.

Stock option grants to named executives are detailed in Executive Compensation—Option Grants in Fiscal Year Ended October 31, 2006 on page 34.

Other Executive Compensation

The Chief Executive Officer and the other four most highly compensated executives also receive some non-salary based compensation. Such additional compensation generally takes the form of car allowances and amounts provided in accordance with benefit plans available to most employees, such as life insurance and matching contributions to 401(k) retirement accounts, and in all cases is reviewed by the Compensation Committee and taken into consideration when reviewing overall executive compensation. In addition to these types of compensation, Mr. Pichotta receives an additional amount towards his annual living expense in accordance with his employment arrangement with the Company.

CEO Compensation for Fiscal 2006

Mr. Bender, the Company’s President & Chief Executive Officer, has a base salary that is currently set at $750,000. Due to a mid-year salary increase during 2006, Mr. Bender’s total salary compensation for fiscal year 2006 was $725,000. This salary was set by the Compensation Committee and is based on the Compensation Committee’s review of both current salaries within comparable companies and Mr. Bender’s individual performance. Based on a comparison of CEO compensation at comparable companies, overall performance of the Company over the past two fiscal years and the recommendation of its consultant, the Compensation Committee decided not to increase Mr. Bender’s salary for Fiscal 2007 and agreed to re-evaluate his compensation later in the fiscal year.

Mr. Bender was eligible to participate in the 2006 IPP at a level equal to 75% of the $725,000 salary paid to him in Fiscal 2006, with such level subject to increase or decrease depending on achievement of certain specified financial targets. The determination of Mr. Bender’s actual 2006 IPP payment depended upon both the Company’s ability to meet targeted consolidated net revenue, net income and cash flow levels and on the Compensation Committee’s discretion. As indicated above, the Committee decided not to award Mr. Bender a discretionary bonus under the 2006 IPP, and thereby limited his bonus to only the achieved qualitative portion. Based solely on the Company’s financial performance, Mr. Bender was thus entitled to receive a bonus of $95,156.

As discussed above, the Compensation Committee is considering adopting an interim incentive plan for fiscal 2007 which, if approved, would make Mr. Bender eligible for a payment up to an amount equivalent to the discretionary portion of the 2006 IPP award which he was not granted. If this program is adopted and the designated performance criteria are met, Mr. Bender would be eligible to receive a payment of up to $136,000 which would be considered additional compensation for fiscal year 2007.

In addition to his annual salary and bonus for 2006, Mr. Bender was awarded a grant of 66,000 stock options on October 24, 2006 at an exercise price of $57.95, which is equal to 100% of the fair market value of the Company’s stock on that day. These options shall vest and become exercisable upon achievement of certain stock performance criteria and holding periods designated in the option agreement. The terms of this grant, including specific vesting criteria and treatment upon termination of employment, are detailed in Executive Compensation—Option Grants in Fiscal Year Ended October 31, 2006 on page 34.

Stock Ownership Guidelines

Beginning in fiscal 2006, the Compensation Committee implemented guidelines regarding executive officer stock ownership for the Company’s Chief Executive Officer, Chief Operating Officer, Chief Administrative Officer, Chief Financial Officer and the Chief Operating Officer of CooperVision, Inc. Under these guidelines, the Chief Executive Officer is encouraged to hold a combination of stock and in-the-money options equal in value to five times his base salary. The other specified executive officers are encouraged to hold a combination of stock and in-the-money options equal in value to two or three times their base salary, depending on the officer’s position. The Chief Executive Officer has 3 years to meet the full target, provided that he should meet at least one-third of the total target amount per year, and the other executives have either three or five years to meet their targets, provided that they should meet at least one-third or one-fifth of their target amount per year, depending on their position. For the purpose of meeting the guidelines, each executive must hold no less than one-half the required value in unrestricted stock; the balance of the required value (as measured from time to time) may be held in options as long as the options are vested and “in-the-money.”

Accounting and Tax Considerations

In designing its executive compensation programs, the Company takes into consideration the accounting and tax effect that each element will or may have on the Company and the executive officers as a group. For instance, in determining to grant only stock options instead of restricted stock, the Company considered the accounting impact and tax benefits, and has tried to minimize the overall equity compensation cost. The Company recognizes a charge to earnings for accounting purposes for stock options and restricted stock which is amortized over time.

In addition, the Company has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related Internal Revenue Code sections provide that executive officers, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that the Company or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, the Company structured its plans in a manner intended to comply with the applicable Section 409A requirements.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to “qualified performance-based compensation.” The Company’s 2001 LTIP was designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation. The Compensation Committee intends, and has been advised, that awards made under the 2007 Long-Term Incentive Plan will be eligible for the performance-based exception and eligible as a federal income tax deduction for the Company.

Generally, the Compensation Committee desires to maintain the tax deductibility of the compensation for executive officers to the extent it is feasible and consistent with the objectives of the Company’s compensation programs. The Compensation Committee considers ways to maximize the deductibility of executive compensation, but intends to retain the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. Accordingly the Compensation Committee may pay compensation which may not be deductible by reason of Section 162(m).

Compensation Committee Actions

The Compensation Committee held 15 regular meetings in fiscal 2006 as well as many interim discussions. The following summarizes the Compensation Committee’s major activities in 2006:

•	Evaluated Chief Executive Officer’s performance.

•	Reviewed and approved the list of peer companies for purposes of executive compensation comparisons.

•	Reviewed and determined 2007 salary for corporate officers based on each officer’s performance and performance of the Company.

•	Reviewed and determined 2007 compensation changes for the Non-Employee Directors based on comparable companies and the advice of the Compensation Committee’s independent consultant.

•	Determined 2006 management bonus awards for corporate officers under the 2006 IPP based on assessment of their performance against objectives.

•	Reviewed and recommended 2006 stock option awards for executive officers as well as the stock option award ranges for other participants.

•	Reviewed management development and succession plans.

•	Recommended the election of corporate officers and the designation of executive officers covered under Section 16(a) of the Exchange Act of 1934.

•	Completed a self-evaluation of the Compensation Committee.

•	Reviewed executive and director compensation benchmarking data and other compensation developments.

•	Reviewed the Compensation Committee’s charter for compliance with various legislative and regulatory developments.

THE ORGANIZATION AND COMPENSATION COMMITTEE

MICHAEL H. KALKSTEIN (CHAIRMAN)

JOHN D. FRUTH

DONALD PRESS

ALLAN E. RUBENSTEIN, M.D.

EXECUTIVE COMPENSATION

EMPLOYMENT CONTRACTS & CHANGE OF CONTROL AGREEMENTS

President & Chief Executive Officer — A. Thomas Bender

The Company has an employment and severance agreement in place with A. Thomas Bender providing for his employment as President & Chief Executive Officer of the Company and specifying the terms of his compensation while employed, and severance in the event his employment with the Company is terminated. The agreement originally took effect on June 10, 1991 and governed the terms of his employment with CooperVision, Inc. The agreement was amended on March 25, 1994 to reflect Mr. Bender’s transition to employment as Chief Executive Officer of the Company and continues in effect until Mr. Bender’s employment terminates and all severance obligations have been fulfilled.

Base Salary — The agreement provides that Mr. Bender will receive a specified annual base salary which shall be reviewed at least annually, and may be increased upon recommendation of the Compensation Committee and approval by the Board. Mr. Bender’s current base salary is $750,000.

Bonus — The agreement provides for Mr. Bender’s eligibility to participate in the Company’s Incentive Payment Plan (“IPP”). His bonus under the IPP is dependent upon the terms specified by the Compensation Committee and the Committee’s determination that the criteria have been met. Mr. Bender is currently eligible to participate in the Company’s IPP at a level equal to 75% of his base salary. Mr. Bender is not entitled to a minimum or maximum bonus amount, and awards are dependent upon the Company’s financial results and may be adjusted at the discretion of the Compensation Committee.

Other Benefits — The agreement provides for Mr. Bender to receive a monthly automobile allowance of $600.

Severance — The agreement provides that if: (i) the Company terminates Mr. Bender without Cause, (ii) Mr. Bender terminates his employment for Good Reason or (iii) Mr. Bender terminates his employment within 90 days following a Change of Control (as each term is defined in the agreement) or upon request by the Company to relocate, the Company will pay Mr. Bender: 1) 200% of his annual base salary, 2) a pro rata share of the annual bonus he would have been eligible to receive for the year of termination, and 3) the automobile allowance provided for under the agreement (for a period of 90 days from termination). In the event that the Company requests Mr. Bender to relocate more than 200 miles from his current principal workplace and Mr. Bender declines the relocation, Mr. Bender’s employment will terminate and he shall be entitled to 200% of his base salary.

In addition to the above, Mr. Bender shall fully vest in all benefits due under the Company’s Retirement Income Plan, or shall receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. (The Retirement Income Plan is detailed in the Executive Compensation – Retirement Income Plan section on page 32.)

Such amounts will be paid in either monthly installments or a lump sum payment at Mr. Bender’s election.

Non-Competition — During his employment, and for a term of 1 year thereafter (and for 10 years with regard to disclosure of confidential information), Mr. Bender is subject to restrictions on performance of services for competitive companies, disclosure of the Company’s confidential information, and solicitation of the Company’s customers or employees.

Executive Vice-President & Chief Operating Officer — Robert S. Weiss

The Company has a severance agreement in place with Robert S. Weiss detailing the obligations of the Company in the event of the termination of his employment. The agreement originally took effect on August 21, 1989 and continues in effect until Mr. Weiss’s employment terminates and all severance obligations have been fulfilled.

Severance — The agreement provides that if: (i) the Company terminates Mr. Weiss without Cause or (ii) Mr. Weiss terminates his employment for Good Reason, the Company will pay him 150% of his annual base salary. In the event of termination of employment after a Change of Control (as defined in the agreement), Mr. Weiss shall receive 100% of his base salary.

Mr. Weiss shall also be entitled to: 1) a pro rata share of the annual bonus he would have been eligible to receive for the year of termination, 2) continued participation in the Company’s benefit plans for a specified period, and 3) immediate exerciseability of all stock options held at the time of termination.

In addition to the above, Mr. Weiss shall fully vest in all benefits due under the Company’s Retirement Income Plan, or shall receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. (The Retirement Income Plan is detailed in the Executive Compensation – Retirement Income Plan section on page 32.)

In the event Mr. Weiss terminates his employment without Good Reason but with a minimum of 45 days written notice, the agreement provides for Mr. Weiss to receive a pro rata portion of his base annual salary (not to exceed 25%) based on the number of days notice provided to the Company.

In the event that the Company requests Mr. Weiss to relocate more than 50 miles from his current principal workplace and Mr. Weiss declines the relocation, Mr. Weiss’s employment will terminate and he shall be entitled to 100% of his base salary.

All such severance amounts will be paid in either monthly installments or a lump sum payment at Mr. Weiss’s election.

Chief Executive Officer of CooperSurgical, Inc. — Nicholas J. Pichotta

The Company has an employment and severance agreement in place with Nicholas J. Pichotta detailing the obligations of the Company in the event of the termination of his employment. The agreement originally took effect on April 26, 1990 and was subsequently amended on July 15, 1992 and November 1, 1992. The agreement continues in effect until Mr. Pichotta’s employment terminates and all severance obligations have been fulfilled.

Base Salary — The agreement provides that Mr. Pichotta will receive a specified annual base salary which shall be subject to review, and may be increased upon recommendation of the Compensation Committee and approval by the Board. Mr. Pichotta’s current base salary is $275,000.

Bonus — The agreement provides for Mr. Pichotta’s eligibility to participate in the Company’s Incentive Payment Plan (“IPP”). His bonus under the IPP is dependent upon the terms specified by the Compensation Committee and the Committee’s determination that the criteria have been met. Mr. Pichotta is currently eligible to participate in the Company’s IPP at a level equal to 40% of his base salary. Mr. Pichotta is not entitled to a minimum or maximum bonus amount, and awards are dependent upon the Company’s financial results and may be adjusted at the discretion of the Compensation Committee.

Other Benefits — The agreement provides for Mr. Pichotta to receive a monthly automobile allowance of $300. Mr. Pichotta also receives an annual stipend towards his living expenses of $36,000 pursuant to a separate arrangement with the Company.

Severance — The agreement provides that if: (i) the Company terminates Mr. Pichotta without Cause or (ii) Mr. Pichotta terminates his employment for Good Reason, the Company will pay him 100% of his annual base salary.

In the event that Mr. Pichotta terminates his employment within 90 days after a Change of Control (as defined in the agreement), Mr. Pichotta shall receive 100% of his base salary, and in the event that the Company terminates Mr. Pichotta’s employment within six months after a Change of Control, Mr. Pichotta shall receive 150% of his base salary.

With certain exceptions, in the event that the Company requests Mr. Pichotta to relocate more than 50 miles from his current principal workplace and Mr. Pichotta declines the relocation, Mr. Pichotta’s employment will terminate and he shall be entitled to 150% of his base salary.

In the event Mr. Pichotta terminates his employment without Good Reason, and for a reason other than a Change of Control or relocation, but with a minimum of 90 days written notice, the agreement provides for Mr. Pichotta to receive 25% of his base annual salary.

If Mr. Pichotta’s employment is terminated by reason of his death, his estate shall receive a severance amount of 200% of his annual base salary.

In addition to the above, Mr. Pichotta shall be entitled to: 1) a pro rata share of the annual bonus he would have been eligible to receive for the year of termination and 2) the automobile allowance provided for under the agreement (for a period of 90 days from termination). He will also continue to participate in the Company’s employee benefit plans for a period of 2 years and shall fully vest in all benefits due under the Company’s Retirement Income Plan, or shall receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. (The Retirement Income Plan is detailed in the Executive Compensation – Retirement Income Plan section on page 32.)

All such severance amounts will be paid in either monthly installments or a lump sum payment at Mr. Pichotta’s election.

Non-Competition — During his employment, and for a term of 1 year thereafter (and for 10 years with regard to disclosure of confidential information), Mr. Pichotta is subject to restrictions on performance of services for competitive companies, disclosure of the Company’s confidential information, and solicitation of the Company’s customers or employees.

President & Chief Operating Officer of CooperVision, Inc. — Gregory A. Fryling

The Company has entered into an employment and severance agreement with Gregory A. Fryling providing for his employment as President & Chief Operating Officer of CooperVision, Inc., which provides terms of his compensation while employed with the Company and his severance in the event his employment with the Company is terminated. The agreement originally took effect on May 1, 1990 and has been subsequently amended on February 12, 1993 and June 2, 1994 to allow for Mr. Fryling’s relocation. The agreement, as amended, continues in effect until Mr. Fryling’s employment terminates and all severance obligations have been fulfilled.

Base Salary — The agreement provides that Mr. Fryling will receive a specified annual base salary which shall be reviewed at least annually, and may be increased upon the approval of the Compensation Committee. Mr. Fryling’s current base salary is $450,000.

Bonus — The agreement provides for Mr. Fryling’s eligibility to participate in the Company’s Incentive Payment Plan (“IPP”). His bonus under the IPP is dependent upon the terms specified by the Compensation Committee and the Committee’s determination that the criteria have been met. Mr. Fryling is currently eligible to participate in the IPP at a level equal to 65% of his base salary. Mr. Fryling is not entitled to a minimum or maximum bonus amount, and awards are dependent upon the Company’s financial results and may be adjusted at the discretion of the Compensation Committee.

Other Benefits — The agreement provides for Mr. Fryling to receive a monthly automobile allowance of $500.

Severance — The agreement provides that if: (i) the Company terminates Mr. Fryling without Cause, (ii) Mr. Fryling terminates his employment for Good Reason, or (iii) Mr. Fryling terminates his employment within 90 days following a Change of Control (as each term is defined in the agreement)

or upon request by the Company to relocate, the Company will pay Mr. Fryling 150% of his annual base salary and a pro rata share of the annual bonus he would have been eligible to receive for the year of termination.

With certain exceptions, in the event that the Company requests Mr. Fryling to relocate more than 50 miles from his current principal workplace and Mr. Fryling declines the relocation, Mr. Fryling’s employment will terminate and he shall be entitled to 100% of his base salary.

In addition to the above, Mr. Fryling shall continue to participate in the Company’s employee benefit plans for a period of 1 year and shall fully vest in all benefits due under the Company’s Retirement Income Plan, or shall receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. (The Retirement Income Plan is detailed in the Executive Compensation – Retirement Income Plan section on page 32.)

Such amounts will be paid in either monthly installments or a lump sum payment at Mr. Fryling’s election.

Non-Competition — During his employment, and for a term of 1 year thereafter (and for 10 years with regard to disclosure of confidential information), Mr. Fryling is subject to restrictions on performance of services for competitive companies, disclosure of the Company’s confidential information, and solicitation of the Company’s customers or employees.

RETIREMENT INCOME PLAN

The Company’s Retirement Income Plan (the “Plan”) was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.

The estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Payable Benefits
A. Thomas Bender	$29,916	(1)
Robert S. Weiss	$61,482
Gregory A. Fryling	$66,543
Steven M. Neil	$30,085
Nicholas J. Pichotta	$41,128

(1)	Mr. Bender is over 65 years of age and therefore his payable benefits provided in this table reflect his actual accrued benefits as of January 1, 2007.

SUMMARY COMPENSATION TABLE

The table below shows compensation with respect to each of the last three fiscal years to the individuals who served as the Company’s Chief Executive Officer for fiscal 2006, and to each person who was, for the fiscal year ended October 31, 2006, among the four other most highly compensated executive officers of the Company or its subsidiaries.

	Year	Annual Compensation				Long-term Compensation				All Other Compensation (2)
						Awards			Payouts
Name and Principal Position		Salary		Bonus		Restricted Stock Awards	Securities Underlying Options/SARs		LTIP Payouts
A. Thomas Bender President & Chief Executive Officer	2006 2005 2004	$ $ $	725,000 600,000 500,000	$ $ $	95,156 99,000 434,500	-0- -0- -0-	66,000 66,000 66,000		-0- -0- -0-	$ $ $	10,414 8,636 7,112

Gregory A. Fryling President & Chief Operating Officer of CooperVision, Inc.	2006 2005 2004	$ $ $	425,000 339,583 275,000	$ $ $	38,675 108,497 63,296	-0- -0- -0-	49,500 94,000 -0-	(1) (1)	-0- -0- -0-	$ $ $	3,058 2,834 2,023

Steven M. Neil (3) Vice-President & Chief Financial Officer	2006 2005	$ $	367,500 269,408	$ $	75,797 86,076	-0- -0-	40,000 70,000		-0- -0-	$ $	2,883 2,771

Nicholas J. Pichotta Chief Executive Officer of CooperSurgical, Inc.	2006 2005 2004	$ $ $	275,000 257,000 245,000	$ $ $	136,400 97,660 147,000	-0- -0- -0-	25,000 25,000 20,000		-0- -0- -0-	$ $ $	39,782 39,663 38,960

Robert S. Weiss Executive Vice- President & Chief Operating Officer	2006 2005 2004	$ $ $	462,500 400,000 341,000	$ $ $	52,609 60,000 269,390	-0- -0- -0-	54,000 54,000 54,000		-0- -0- -0-	$ $ $	5,300 3,849 2,952

(1)	Mr. Fryling was not granted stock options during the fiscal year ended October 31, 2004. He received a grant of 44,500 options on December 14, 2004 which are included in the total amount of options for fiscal year 2005.

(2)	Amounts included in the All Other Compensation column consist of contributions to Company 401(k) accounts in the amount of $1,400, $2,000, and $2,000, for 2004, 2005 and 2006, respectively and income associated with life insurance coverage in excess of $50,000. Also, in the case of Mr. Pichotta only, this amount includes an annual stipend of $36,000 towards his living expenses.

(3)	Mr. Neil joined the Company in January 2005 after the close of the acquisition of Ocular Sciences, Inc.

OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 2006

	Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name						5%($)	10%($)
A. Thomas Bender	66,000	(2)	6%	$57.95	10/23/11	$1,056,694	$2,335,018
Gregory A. Fryling	49,500	(2)	5%	$57.95	10/23/11	$792,521	$1,751,263
Steven M. Neil	40,000	(2)	4%	$57.95	10/23/11	$640,421	$1,415,162
Nicholas J. Pichotta	25,000	(2)	2%	$57.95	10/23/11	$400,263	$884,476
Robert S. Weiss	54,000	(2)	5%	$57.95	10/23/11	$864,568	$1,910,469

(1)	The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s common stock. Stockholders are cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company’s common stock appreciates, which would benefit all stockholders commensurately.

(2)	The options will become exercisable when the average closing price of a share of common stock of the Company during any 30 consecutive calendar day period achieves certain targets, commencing on the date the target price is achieved, and within specified timeframes, as follows: (a) one-fourth shall vest when the average closing price of the Company’s stock achieves $64.90, but shall not become exercisable earlier than January 1, 2008, and then only if the employee is still employed by the Company; (b) one-fourth shall vest when the average closing price of the Company’s stock achieves $69.54, but shall not become exercisable earlier than May 1, 2008, and then only if the employee is still employed by the Company; (c) one-fourth shall vest when the average closing price of the Company’s stock achieves $75.34, but shall not become exercisable earlier than May 1, 2009, and then only if the employee is still employed by the Company; and (d) one-fourth shall vest when the average closing price of the Company’s stock achieves $81.13, but shall not become exercisable earlier than May 1, 2010, and then only if the employee is still employed by the Company. All options not otherwise vesting pursuant to the above timetable shall become exercisable on May 24, 2011.

If the recipient voluntarily leaves the Company or is terminated for Cause, the options are subject to immediate termination. If the recipient is terminated by the Company, all options which have achieved the specified price targets will become immediately exercisable, regardless of whether the specified date has been reached, and will remain exercisable for three months after the date of termination. Options which have not met the specified price target will be immediately forfeited. In the event of retirement, the options will be treated in the same manner as in the event of a termination by the Company, with the exception that the time targets will remain in place and the options will remain available for three years after the date of retirement.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED

OCTOBER 31, 2006 AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
A. Thomas Bender	-0-	$-0-	348,500	181,500	$8,561,950	$267,630
Gregory A. Fryling	-0-	$-0-	76,751	131,000	$1,327,923	$158,145
Steven M. Neil	-0-	$-0-	7,500	102,500	$0	$0
Nicholas J. Pichotta	-0-	$-0-	20,000	65,000	$162,200	$81,100
Robert S. Weiss	-0-	$-0-	371,500	148,500	$10,312,770	$218,970

(1)	Represents the difference between the exercise price of the exercised stock option and the Fair Market Value of the shares subject to the option on the date of exercise.

(2)	Represents the difference between the exercise price of the outstanding stock option and the Fair Market Value of the shares subject to the option as of October 31, 2006. Amounts represent only those options for which the Fair Market Value on October 31, 2006 exceeds the exercise price of the option (“in-the-money options”).

(3)	The Fair Market Value is based on $57.66 per share, which is the average of the high and low trading prices of our common stock on the NYSE as reported on http://finance.yahoo.com on October 31, 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three directors, all of whom have been affirmatively determined by the Board to be independent, as they meet the objective requirements set forth by the NYSE and the SEC and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board. The Committee operates under a written charter adopted by the Board of Directors in December 2004 and amended in December 2006. A copy of the Committee’s charter is attached as Exhibit A and is also available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy.

The members of the Audit Committee are Messrs. Rosenberg (Chairman) and Kalkstein, and Ms. Lindell. The Board has determined that all members of the Committee are financially literate as required by the NYSE. The Board has also determined that both Mr. Rosenberg and Ms. Lindell meet the qualifications of an audit committee financial expert as defined by the SEC.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) review of potential risk factors for the Company; (iv) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company; and (v) the performance of the Company’s internal audit function and the independent auditors. The Audit Committee’s primary duties and responsibilities relate to:

a.	Maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

b.	Establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning effectively within the Company; and

c.	Engagement, retention and termination of the independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with United States generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with Management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting.

The Audit Committee held 15 meetings during Fiscal 2006 and several interim discussions, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings included, when appropriate, executive sessions with KPMG and without the presence of management.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2006 with the Company’s management and KPMG, and management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended by SAS No. 91.

The Audit Committee also reviewed and discussed processes and procedures with management, internal audit personnel and the Company’s independent auditors associated with the Company’s assessment of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has and may exercise authority to approve all engagements on behalf of the Audit Committee where the fees are estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In Fiscal 2006, the Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with KPMG their independence from the Company. It considered the non-audit services provided by KPMG and determined that the services provided are compatible with maintaining KPMG’s independence. The Audit Committee or its Chair approved 100% of all audit, audit related, tax and other services provided by KPMG for the fiscal year ended October 31, 2006. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended October 31, 2006	Fiscal Year Ended October 31, 2005
Audit Fees	$3,844,325	$4,510,530	(1)

Audit Related Fees: Professional services rendered for employee benefit plan audits, accounting assistance in connection with acquisitions and consultations related to financial accounting and reporting standards

	$-0-	$-0-
Tax Fees	$8,500	$138,558	(1)
All Other Fees: Professional services rendered for corporate secretarial support	$-0-	$-0-

(1)	In addition to the fees disclosed above, the Company paid $656,500 to KPMG for statutory audits related to subsidiaries of Ocular Sciences, Inc. for their 2004 fiscal year.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representation of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 for filing with the SEC.

THE AUDIT COMMITTEE

STEVEN ROSENBERG (CHAIRMAN)

MICHAEL H. KALKSTEIN

JODY S. LINDELL

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock with the cumulative total return of the Standard & Poor’s SmallCap 600 Stock Index (which includes the Company) and the Standard & Poor’s Health Care Equipment Index for the five-year period ended October 31, 2006. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 2001 and assumes that all dividends were reinvested.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	The Cooper Companies, Inc.	S&P SmallCap 600	S&P Health Care
10/31/01	100	100	100
10/31/02	111	96	96
10/31/03	182	129	123
10/31/04	295	150	144
10/31/05	289	173	144
10/31/06	242	201	147

*	$100 invested on 10/31/01 in stock or index, including reinvestment of dividends. Fiscal year ending October 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained the firm of KPMG LLP, an independent registered public accounting firm, to audit and opine upon the consolidated financial statements of the Company for the fiscal year ending October 31, 2007, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification. KPMG LLP has served as auditors of the Company since the Company’s incorporation in 1980. The stockholders are asked to ratify such appointment.

The Board of Directors expects that one or more representatives of KPMG LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

Ratification of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote on this matter at the Annual Meeting.

PROPOSAL 3 — APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN

General

On December 14, 2006, the Board of Directors adopted the 2007 Long-Term Incentive Plan (the “2007 LTIP” or the “Plan”), subject to the approval of the Plan by the stockholders of the Company. The 2007 LTIP generally provides for awards under substantially the same terms as the Company’s Second Amended and Restated 2001 Long-Term Incentive Plan, which expired December 31, 2006, but permits increased flexibility in the granting of different types of awards. The Board of Directors believes that providing for stock options, stock appreciation rights, restricted or deferred stock awards, stock purchase rights and long-term performance awards will provide the Company with sufficient equity award opportunities to continue to attract, retain and motivate key employees of the Company and its subsidiaries and affiliates, and will enable the Company to provide incentives to such key employees that are directly linked to the profitability of the Company’s business and increased stockholder value.

If approved, the 2007 LTIP would authorize the Committee (as defined under “Summary of 2007 Long-Term Incentive Plan – Administration” below) to grant to eligible participants of the Company and its subsidiaries and affiliates, through December 31, 2017, stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights and long-term performance awards for up to 2,700,000 shares of Common Stock, of which up to 500,000 may be available for issue as full value awards, subject to adjustment for future stock splits, stock dividends and similar events. The maximum number of shares with respect to which an employee may be granted awards under this Plan during any fiscal year is 250,000 shares. Options, awards and other grants under the 2007 LTIP which expire unexercised or are forfeited become available for grant again under the Plan.

Purpose

The Board of Directors believes that the 2007 LTIP, by providing flexibility in the granting of stock options, stock appreciation rights, deferred stock awards, restricted stock awards, stock purchase rights and long-term performance awards, provides the Company with the necessary equity award opportunities to attract, retain, and motivate key employees of the Company and its subsidiaries and affiliates.

The Board of Directors feels that it is important to the Company’s profitability and increased stockholder value to be able to continue to offer these incentives, and that, with the expiration of the prior plan, it is necessary to implement a new program with sufficient shares to maintain a competitive incentive program.

SUMMARY OF 2007 LONG-TERM INCENTIVE PLAN

The full text of the 2007 LTIP is set forth in the attached Exhibit B. The following general description of certain features of the 2007 LTIP is qualified in its entirety by reference to the 2007 LTIP.

Eligibility. Officers, consultants and other employees of the Company and its subsidiaries and affiliates (but excluding members of the Committee and any person who serves only as a director) whom the Committee determines are responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates are eligible to be granted awards under the 2007 LTIP.

Administration. The 2007 LTIP is administered by the Board of Directors or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company, as defined in Rule 16b-3 under the Exchange Act. As used herein, the term “Committee” will refer to the above described committee or to the Board of Directors, as the case may be.

The Committee has full power to select, from among the officers, consultants and other key employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the 2007 LTIP.

Shares subject to the LTIP. If approved, the 2007 LTIP would authorize the Committee to grant to eligible participants of the Company and its subsidiaries and affiliates, through December 31, 2017, stock options, stock appreciation rights, deferred or restricted stock awards, stock purchase rights, or long-term incentive awards for up to 2,700,000 shares of Common Stock, subject to adjustment for future stock splits, stock dividends and similar events, and provided that no more than 500,000 shares may be issued as full value awards. The maximum number of shares with respect to which an employee may be granted awards under the LTIP during any fiscal year is 250,000 shares. Shares subject to awards under the 2007 LTIP which expire unexercised, are forfeited, or are otherwise not paid out in stock, become available again for distribution in connection with future awards under the LTIP.

Stock Options. The 2007 LTIP permits the granting of stock options that either qualify as incentive stock options under Section 422(b) of the Internal Revenue Code (“Incentive Stock Options” or “ISOs”) or do not so qualify (“Non-Qualified Stock Options” or “NQSOs”). To qualify as ISOs, options must meet additional Federal tax requirements. Under current law these requirements include limits on the value of ISOs that become exercisable annually with respect to any optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders. The option exercise price for each share covered by an option shall be determined by the Committee, but shall be at least 100% of the Fair Market Value of a share of Common Stock as of the date of grant. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

The option exercise price of options granted under the 2007 LTIP must be paid in full by check or other instrument acceptable to the Committee or, if the Committee so determines, by delivery of

Common Stock, valued at Fair Market Value on the exercise date, or through a broker-assisted cashless exercise, provided that payment is made prior to the delivery of any stock by the Company.

As used herein, the term “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Common Stock on the New York Stock Exchange (“NYSE”) as reported on http://finance.yahoo.com or, if no such sale of Common Stock occurs on the NYSE on that date, the Fair Market Value of the Common Stock as determined by the Committee in good faith.

Under the 2007 LTIP, in the event of termination of an optionee’s employment or consultancy by reason of normal retirement at or after age 65, approved early retirement, long-term disability or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of three years (or such shorter period as the Committee shall determine at grant), subject to the stated term of the option. If an optionee’s employment or consultancy is terminated by reason of normal retirement at or after age 65, approved early retirement or long-term disability and the optionee thereafter dies while the option is still exercisable, the option will, in general, be exercisable for twelve months (or such shorter period as the Committee shall determine at grant) following death, subject to the stated term of the option. The Committee may, at or after the grant date, provide for acceleration of the exercisability of options upon termination of employment or consultancy by reason of normal retirement, approved early retirement, disability or death.

If an optionee’s employment or consultancy terminates for any reason other than normal retirement at or after age 65, approved early retirement, disability or death, his options will terminate, except that if an optionee’s employment is involuntarily terminated without Cause as defined in the 2007 LTIP, his options may be exercised, to the extent then exercisable, for three months (unless otherwise determined by the Committee) following termination, subject to the stated term of the option.

The 2007 LTIP also permits the Committee at any time to offer to buy out for a payment in cash any option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, that the Committee shall not offer to buy out an option with an exercise price that is greater than the Fair Market Value exercise price at the time of the offer, without first obtaining stockholder approval. In addition, if permitted by the award agreement, the Committee may require that any shares issued with respect to the exercise of an option take the form of restricted stock, valued on the date of exercise without taking into account the forfeiture restrictions.

Except as may be determined by the Committee or set forth in the applicable grant agreement, stock options are transferable only by will or by the laws of descent or distribution, and all options are exercisable, during the optionee’s lifetime, only by the optionee or his guardian or legal representative. However, a Non-Qualified Stock Option may be transferred to, exercised by, and paid to certain trusts or foundations under the control of the optionee for estate or tax planning purposes.

Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights (“SARs”), which entitle the holder, upon exercise, to receive an amount in cash and/or shares equal in value to the excess, if any, of the Fair Market Value of a number of shares specified in the award at the date of exercise of the SARs over the Fair Market Value of such number of shares at the date of grant of the SARs.

Restricted Stock. The Committee may award shares of restricted Common Stock (“restricted stock”) subject to certain conditions set forth in the 2007 LTIP and such other conditions and restrictions as the Committee may determine, including the attainment of performance goals and the payment of a purchase price equal to or greater than par value. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant’s restricted stock award agreement. The

Committee may, in its discretion, permit or require the payment of any cash dividends to be deferred and, in its discretion, to be reinvested in additional shares of restricted stock or otherwise. Stock dividends, if any, will be treated as additional shares of restricted stock. A recipient of restricted stock must enter into a restricted stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate the removal of restrictions or waive such restrictions at any time.

Shares of restricted stock are non-transferable, and if a participant who holds restricted stock terminates employment or his consultancy for any reason (including death) prior to the lapse or waiver of the restrictions, the Company, subject to the terms of the restricted stock award agreement, will have the right to require the forfeiture of the shares of restricted stock in exchange for any amount that the participant paid for them.

Deferred Stock. The Committee may make deferred stock awards under the 2007 LTIP. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or providing future consulting services or attainment of performance goals.

A recipient of a deferred stock award must enter into an agreement setting forth the applicable provisions for deferral of the shares of Common Stock covered by such award, as determined by the Committee. If a recipient of a deferred stock award terminates employment or his consultancy for any reason (including death) during the deferral period, the Company, subject to the terms of the deferred stock award agreement, will have the right to require the forfeiture of the shares of deferred stock in exchange for any amount that the participant paid for them.

Any deferral restrictions under a deferred stock award may be accelerated or waived by the Committee at any time prior to termination of employment or consultancy. The Committee may permit participants to further defer receipt of a deferred stock award or an installment of an award, if certain election requirements are met, for a specified period or until a specified event. Recipients of deferred stock awards may be entitled to receive dividend equivalents, subject to the terms of the award agreement. The Committee may, in its discretion, permit or require the payment of dividends to be deferred and reinvested in additional shares of deferred stock or otherwise. A recipient of a deferred stock award has no rights as a stockholder with respect to any shares covered by his deferred stock award until the issuance of stock certificates for such shares.

Stock Purchase Rights. The Committee may grant participants stock purchase rights to purchase stock (including restricted or deferred Common Stock) at a price equal to 50% or 100% of its Fair Market Value, 100% of its book value or 100% of its par value for limited periods of up to 90 days. The Committee may impose deferral, forfeiture, or other terms and conditions upon stock purchase rights.

In connection with stock purchase rights granted under the 2007 LTIP, the Committee may if not prohibited by law, authorize loans from the Company to the participant for up to 90% of the purchase price. Loans, including extensions, may be for up to ten years and may be with or without recourse against the participant in the event of default. The Committee may require the participant to pledge the purchased stock or other property as security for the loan. Each loan shall be subject to such terms and conditions and shall bear such rate of interest as the Committee shall determine. Loans may be made at any time, subject to such limitations as the Committee shall prescribe.

Long-term Performance Awards. The Committee may also grant long-term performance awards under the 2007 LTIP. Such awards shall be based on corporate, business unit and/or individual performance over designated periods (“Performance Periods”). Performance objectives may vary from participant to participant, group to group, and period to period, and Performance Periods may overlap. At the beginning of the Performance Period, the Committee will determine the number of shares of Common Stock, including deferred or restricted Common Stock, subject to the long-term performance award. During the Performance Period, the Committee may adjust the performance goals and measurements to take into account accounting and tax rules, and to makes changes that the Committee deems necessary or appropriate to reflect the inclusion or exclusion of unusual items, events or circumstances in order to avoid windfalls or hardships.

Unless otherwise determined by the Committee, long-term performance awards will generally be paid out on a prorated basis in the event of termination due to retirement at or after age 65 or approved early retirement, death or disability and will be forfeited in the event of other types of termination. Long-term performance awards may be paid early, currently or on a deferred basis with interest or earnings equivalents, as determined by the Committee, and will be payable in cash or stock (including restricted or deferred Common Stock) either in a lump sum or in annual installments, as determined by the Committee.

Performance Based Compensation. If the Committee determines that any of the awards of restricted stock, deferred stock or long-term performance awards should qualify as performance based compensation under Section 162(m) of the Code, then the criteria upon which such awards will become payable will relate to one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of the Company’s common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Adjustment for Stock Dividends, Mergers, etc. The Committee is required to make appropriate substitution or equitable adjustments in connection with outstanding awards under the 2007 LTIP in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Common Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any outstanding award under the 2007 LTIP shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such award (including any such award which under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

Amendment and Termination. The Board may amend, alter or discontinue the 2007 LTIP at any time, but such amendment, alteration or discontinuation shall not adversely affect any outstanding award without the consent of each affected participant. In addition, the Board may not, without the prior approval of the stockholders, make any amendment which would: (a) increase the number of shares reserved for grants under the 2007 LTIP, (b) change the class of employees eligible to receive awards, (c) extend the maximum term for awards, or (d) otherwise materially alter the terms of the 2007 LTIP. The Committee may amend the terms of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of the holder of any award without the holder’s consent. The Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time.

FEDERAL INCOME TAX ASPECTS OF 2007 LONG-TERM INCENTIVE PLAN

THE TAX CONSEQUENCES OF THE 2007 LTIP UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE 2007 LTIP AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Non-Qualified Stock Options. For Federal income tax purposes, non-qualified stock options will not be taxable upon grant, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options the optionee will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. Basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date of exercise. Any subsequent gain or loss will be generally taxable as capital gain or loss.

Incentive Stock Options. An incentive stock option is not taxable upon grant or upon exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within (1) two years after the date of grant of the option, or (2) within one year of the date the shares were acquired upon exercise of the option. If the shares of Common Stock are sold or otherwise disposed of before the end of the one- and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year of exercise, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the one- and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, recognized on the disposition of the shares.

An incentive stock option exercised more than three months after termination of employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized.

Stock Appreciation Rights (“SARs”). No taxable income is realized upon the receipt of an SAR; but upon exercise of the SAR, the fair market value of the shares received, as determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income in the year of exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock. For Federal income tax purposes, the recipient generally will not have taxable income on the grant of the restricted stock, nor will the Company then be entitled to any deduction, unless the recipient makes a valid election under Section 83(b) of the Internal Revenue Code with Company consent. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture or are freely transferable, the recipient generally will recognize ordinary income and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over any purchase price for the restricted stock.

Deferred Stock. The recipient generally will not have taxable income upon the grant of deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is distributed, the recipient will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as non-qualified stock options.

Long-Term Performance Awards. Long-term performance awards once vested will, in most instances, be taxed as ordinary income, unless distributions are in the form of shares of Common Stock subject to restrictions or deferral limitations, in which case rules similar to those applicable to restricted and deferred stock will apply.

Stock Payment. If payment of an award is made in stock in lieu of a cash payment that would otherwise have been made, the recipient generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount. Subsequent appreciation (or depreciation) of the stock will be generally be taxable as capital gain or loss.

Section 162(m) of the Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation.”

Awards will satisfy the “qualified performance-based compensation” exception if: (1) the awards are made by a qualifying compensation committee, (2) the Plan sets the maximum number of shares that can be granted to any person within a specified period, and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2007 LTIP has been designed to permit the Compensation Committee to grant awards which will qualify as “qualified performance-based compensation.”

Other Tax Consequences. The Company recommends that any recipient of an award consult with a personal tax advisor with respect to the Federal, foreign (if applicable), state and local tax aspects of award grants, exercises and any subsequent dispositions of Common Stock acquired under the 2007 LTIP.

Other Information. The amount of grants that may be made under the 2007 LTIP can not be determined at this time as they will be made in the discretion of the Committee.

Equity Compensation Plan Information

Plan category	No. of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (B)	No. of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by stockholders (1)	4,988,468	$54.13	637,666
Equity compensation plans not approved by stockholders	-0-	$-0-	-0-
Total	4,988,468	$54.13	637,666

(1)	Includes information as of October 31, 2006 with respect to the 2006 Long-Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “2006 Directors’ Plan”), which was approved by stockholders on March 21, 2006 and provides for the issuance of up to 650,000 shares of Common Stock. Currently, up to 637,666 shares of Common Stock may be issued pursuant to the Directors’ Plan and up to 11,667 shares of Common Stock may be issued pursuant to awards that remain outstanding under this plan. Also includes information as of October 31, 2006 with respect to the 1988 Long-Term Incentive Plan (“1988 Plan”), the 1998 Long-Term Incentive Plan (“1998 Plan”), the 1996 Long-Term Incentive Plan for Non-Employee Directors (the “1996 Directors’ Plan”) and the Second Amended and Restated 2001 Long-Term Incentive Plan (the “2001 Plan”) of the Cooper Companies, Inc., which were originally approved by stockholders on October 25, 1988, April 2, 1998, March 21, 1996 and March 28, 2001, respectively. The 1988 Plan, the 1998 Plan, the 1996 Directors’ Plan and the 2001 Plan have all expired by their terms, but as of October 31, 2006 up to 4,976,801 shares of Common Stock may be issued pursuant to awards that remain outstanding under these plans.

A copy of the 2007 LTIP is attached as Exhibit B.

Board Recommendation and Vote Required for Approval:

The Board of Directors unanimously recommends a vote FOR the approval of the 2007 Long-Term Incentive Plan.

Approval of the 2007 Long-Term Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement and FOR ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal 2007 and FOR approval of the 2007 Long-Term Incentive Plan.

When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder proposals for inclusion in the proxy materials related to the 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Company’s principal executive offices on or before October 11, 2007.

In addition, as discussed above in the section titled Stockholder Director Nominations on page 6, the Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 2008 Annual Meeting of Stockholders. For a stockholder to nominate any person for election as a director at the 2008 Annual Meeting of Stockholders, the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice.

The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at the 2008 Annual Meeting of Stockholders must notify the Secretary of the Company in writing not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to March 20, 2008 (or, if the date of the 2008 annual meeting is more than 30 days before or more than 70 days after March 20, 2008, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by the Company) and, with respect to nominations for directors, if the number of directors to be elected at the 2008 Annual Meeting of Stockholders is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to March 20, 2008, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Such notice must set forth certain information specified in the Company’s Bylaws.

By Order of the Board of Directors

A. THOMAS BENDER
Chairman of the Board of Directors

EXHIBIT A

The Cooper Companies, Inc.

Audit Committee Charter

This Audit Committee Charter (this “Charter”) was originally adopted by the Board of Directors (the “Board”) of The Cooper Companies, Inc. (the “Company”) on December 16, 2003, and subsequently amended and readopted on December 14, 2006.

Purpose

The Audit Committee (the “Committee”) is appointed annually by the Board of the Company to provide assistance to the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as auditors of the Company (the “Outside Auditors”) and (iv) the performance of the Company’s internal audit function and the Outside Auditors.

As further described in this Charter, the Committee’s primary duties and responsibilities relate to:

•	maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

•	establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

•	retention and termination of the Outside Auditors.

Composition & Meetings

1.	The members of the Committee will be appointed annually by the Board, taking into consideration the recommendation of the Committee, if any. Committee members may be removed from the Committee, with or without cause, by the Board, taking into consideration any recommendation of the Committee.

2.	The Committee shall be comprised of at least three (3) Directors selected by the Board, each of whom shall meet the independence, experience and other requirements of the New York Stock Exchange (“NYSE”), the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).

3.	All members of the Committee shall be (or shall become within a reasonable period after appointment) “financially literate” as determined by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. If at any time this requirement cannot be met, the Company shall disclose, pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), the reasons why at least one member of the Committee is not an “audit committee financial expert”.

4.	No member of the Committee shall simultaneously serve on the audit committees of more than three (3) public companies, including the Company’s, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination, if applicable, shall be disclosed in the Company’s annual proxy statement.

5.	No member of the Committee shall receive any compensation from the Company other than (i) the approved Director’s fees, as paid in cash, stock, options, or other compensation or benefits available to all Directors, and (ii) a pension or similar deferred compensation from the Company for prior service which is not contingent on continued or future service to the Company. No member of the Committee, and no member’s firm, may receive any direct or indirect compensation from the Company for services as a consultant or legal or financial advisor.

6.	The Board will designate a Committee Chairperson (the “Chair”) who shall have authority to act in certain circumstances on behalf of the Committee between meetings.

7.	The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

8.	The Committee shall also periodically meet separately with management, the senior internal auditor responsible for overseeing the Company’s internal controls and representatives of the Outside Auditors at such times and as often as the Committee deems necessary.

Duties & Responsibilities

To fulfill its duties and responsibilities, the Committee shall undertake the following:

1.	The Committee shall discuss and reassess, at least annually, the adequacy of this Charter. To the extent believed appropriate by the Committee, the Committee shall make recommendations to the Board to update or otherwise modify this Charter. The Committee shall also perform a review and evaluation, at least annually, of the performance of the Committee and its members, including compliance with this Charter. The Committee shall conduct this evaluation in such manner as it deems appropriate.

2.	The Committee shall review the Company’s audited financial statements and quarterly financial statements with management and the Outside Auditors prior to filing with the SEC. Such review should include discussion of the results of the audit, significant issues with, or changes to, the Company’s accounting principles, practices, and judgments, and all matters required by AICPA standards. In addition, the Committee will discuss (i) any items required to be communicated by the Outside Auditors in accordance with Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 91, and (ii) the Company’s disclosures in SEC filings under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	The Committee, based upon its review and discussions, shall recommend to the Board whether or not the audited financial statements shall be included in the Company’s Annual Report on Form 10-K.

4.	The Committee shall provide a report to be included in the Company’s annual Proxy Statement containing such information as may be required by applicable law or regulation, and at a minimum containing statements on management’s responsibility for establishing and maintaining internal controls and procedures for financial reporting, the effectiveness of those controls, and a statement that the Outside Auditors have reported on, and attested to, management’s evaluation of the Company’s internal controls.

5.	The Committee shall periodically discuss with management the Company’s risk assessment and management policies and guidelines, including steps that management has taken to monitor and control such exposures.

6.	The Committee shall discuss, in a general fashion the Company’s earnings press release, the types of information to be publicly disclosed, and the type of presentation to be made, as well as other financial information which may be made available to the public from time to time.

7.	The Committee shall have the sole authority to engage or dismiss the Outside Auditors, to approve compensation for audit services, and to authorize non-audit services other than “prohibited non-audit services” as defined by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder (“Permissible Non-Audit Services”), on behalf of the Company. All engagements of the Outside Auditors for any audit related or Permissable Non-Audit Services shall be subject to pre-approval by the Committee explicitly, or through policies and procedures developed by the Committee for this purpose.

8.	The Committee shall receive from the Outside Auditors, at least annually, a formal written report as required by the NYSE.

9.	The Committee shall maintain direct responsibility for oversight of work done on behalf of the Company. The Outside Auditors shall report to, and are ultimately accountable to, the Committee and the Board. The Committee shall annually review the qualifications, performance and independence of the Outside Auditors and assure rotation of the lead audit partner as necessary.

10.	The Committee shall set clear hiring policies for present or former employees of Outside Auditors.

11.	The Committee shall receive and review a report from the Outside Auditors with respect to their observations as to the adequacy of the Company’s financial reporting processes, both internal and external, as required by §210.2-07 of the Exchange Act.

12.	The Committee, in consultation with the Outside Auditors, shall review any problems or difficulties with audit activities and management’s response. Also, the Committee shall either discuss with the Outside Auditors whether they have identified any issues of the type described in Section 10A of the Exchange Act, or the Committee shall obtain from the Outside Auditors assurances that no such issues have been identified.

13.	The Committee shall be responsible for the development and implementation of formal guidelines and procedures for the receipt and handling of complaints regarding accounting, internal accounting controls, or auditing matters and for confidential submission by employees of concerns regarding questionable auditing or accounting matters.

14.	The Committee shall perform such other activities and make such other recommendations to the Board on such matters, within the scope of its functions and consistent with this Charter, as may come to its attention and which in its discretion warrant consideration by the Board, including any issues regarding the integrity of financial statements, compliance with legal and regulatory requirements, performance of the Outside Auditors, and performance of internal audit functions.

15.	The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for funding, as determined by the Committee, for payment of compensation to the Outside Auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls. The Outside Auditors have the responsibility for auditing the financial statements and reporting on the Company’s attestation regarding the effectiveness of internal controls. The audit is conducted by the Outside Auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the internal and Outside Auditors) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts. Further, auditing literature, particularly SAS No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by the Outside Auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Disclosure of Charter

This Charter shall: (i) be made available on the Company’s website at http://www.coopercos.com and to any stockholder who otherwise requests a copy; and (ii) published in the Company’s Proxy Statement at least every three years, in accordance with applicable law. The Company’s Proxy Statement and Annual Report to Stockholders shall state the foregoing.

Approval of Auditor Engagements

All auditor engagements must be approved by the Committee as specified in this charter. All engagements with fees estimates above $150,000 shall require consideration and approval by the full Committee. The Chair of the Committee shall have and may exercise authority to approve all engagements on behalf of the Committee where the fees are estimated to be below $150,000. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements.

EXHIBIT B

THE COOPER COMPANIES, INC.

2007 LONG-TERM INCENTIVE PLAN

THE COOPER COMPANIES, INC.

2007 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

The purpose of The Cooper Companies, Inc. 2007 Long-Term Incentive Plan (the ‘Plan’) is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and consultants and the Company’s stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as an entity for which the Company has a legitimate business interest in allowing such entity to be a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Book Value” means, as of any given date, on a per share basis (i) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Committee” shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

(f) “Company” means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g) “Deferred Stock” or “Deferred Stock Award” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

(h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Early Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate after satisfying the requirements for early retirement under the provisions of the applicable pension plan of such entity, and receiving the consent of the Company prior to such retirement under the terms of this Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Stock on the New York Stock Exchange as reported on http://finance.yahoo.com or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(l) “Full Value Award” means any Grant other than an Option or other Grant for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

(m) “Grant” means an instrument or agreement evidencing an option, SAR, etc granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

(n) “Incentive Stock Option” or “ISO” means any Stock Option intended to be and designated as an ‘Incentive Stock Option’ within the meaning of Section 422 of the Code.

(o) “Long-term Performance Award” means an award under Section 10 below that is valued in whole or in part based on the achievement of Company, Subsidiary, Affiliate, or individual performance factors or criteria as the Committee may deem appropriate.

(p) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

(q) “Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option.

(r) “Normal Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(s) “Performance Criteria” means any one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

(t) “Plan” means this 2007 Long-Term Incentive Plan, as hereinafter amended from time to time.

(u) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(v) “Retirement” means Normal or Early Retirement.

(w) “Stock” means the Common Stock, $0.10 par value per share, of the Company.

(x) “Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to receive from the Company an amount of cash or shares of Stock with a Fair Market Value equal to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over the Fair Market Value of such number of shares of Stock on the date the right was granted.

(y) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(z) “Stock Purchase Right” means the right to purchase Stock pursuant to Section 9.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term “Cause” shall have the meaning set forth in Section 5(i) below.

SECTION 2. Administration.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company as defined in Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights, and/or (vi) Long-term Performance Awards.

In particular, the Committee shall have the authority:

(i) to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(iii) to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(v) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(k) or (1), as applicable, instead of Stock;

(vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis à vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

(ix) to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 2,700,000 shares provided, however, no more than 500,000 shares of Stock may be issued in the form of Full Value Awards. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted awards under this Plan during any fiscal year is 250,000.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option or base price of shares subject to outstanding Options and SARs granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any Grant shall always be a whole number. The right to have such substitutions and adjustments made is nondiscretionary, but how such substitutions and adjustments are made shall be determined in the discretion of the Committee. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award (including any such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

SECTION 4. Eligibility.

Officers, consultants and such employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) whom the Committee determines is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 5. Stock Options.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. No Incentive Stock Option shall be granted more than ten years after the date this Plan is approved by the stockholders of the Company under Section 14.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after grant.

(d) Method of Exercise. Subject to whatever exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. Except as otherwise prohibited by law, as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made (i) in the form of Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted; or (ii) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is made to the Company prior to the delivery of any shares of Stock by the Company. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

(e) Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by his guardian or legal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred to, exercised by and paid to a trust in which the optionee has a fifty percent or more interest or a foundation which the optionee controls the management of the assets, provided that (i) the optionee receives no consideration for such transfer, and (ii) the transferee receives the Non-Qualified Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the optionee and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

(f) Termination by Death. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, “Cause” means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent required for ‘incentive stock option’ status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.

(k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, however, that unless stockholder approval is obtained, the Committee shall not offer to buy out any Option having a per share exercise price greater than the per share Fair Market Value of a share of Stock at the time of such offer.

(l) Settlement Provisions. If the option agreement so provides at grant, or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

(m) 10% Stockholders. No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

SECTION 6. Stock Appreciation Rights.

(a) Exercise. A Stock Appreciation Right may be exercised by a recipient, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Upon the exercise of a Stock Appreciation Right, a recipient shall be entitled to receive an amount in cash and/or shares of Stock with a Fair Market Value, as the Committee in its sole discretion shall determine, equal to the excess of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the Fair Market Value of such number of shares of Stock at the date of grant of the Stock Appreciation Right. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

(ii) Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient’s lifetime, only by the recipient.

SECTION 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

(i) Unless the Committee determines that no purchase price is required by law, then the purchase price for shares of Restricted Stock shall be equal to or greater than their par value.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i).

(iii) Each participant receiving a Restricted Stock Award shall be issued shares of Stock, either in book form or electronically, evidencing the grant of the Restricted Stock, registered in the name of such participant, noting the terms, conditions and restrictions applicable to such award. The Committee in its sole discretion may issue stock certificates to evidence the Restricted Stock Award. If a stock certificate is issued, it shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv) The Committee shall require that any stock certificates evidencing such shares issued be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the ‘Restriction Period’), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, that the participant paid with respect to such Restricted Stock.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, an appropriate number of unrestricted shares shall be delivered to the participant promptly in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

SECTION 8. Deferred Stock.

(a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the ‘Deferral Period’) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), the Company shall deliver to the recipient shares of Stock equal to the shares covered by the Deferred Stock Award. Such shares may be delivered in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

(ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

(iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Deferred Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, the participant paid with respect to such Deferred Stock.

(iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

(v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the ‘Elective Deferral Period’), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment) and shall not take effect for at least 12 months. The Elective Deferral Period must be at least five years or, if elected by the participant, until termination of employment or a change in control of the Company (as determined under Section 409A of the Code) if earlier. Any such election shall comply with the requirements of Section 409A of the Code.

(vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(vii) A recipient of a Deferred Stock Award shall have no rights as a stockholder with respect to any shares covered by his Deferred Stock Award until the issuance of a stock certificate for such shares.

SECTION 9. Stock Purchase Rights.

(a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

(i) at its Fair Market Value on the date of grant;

(ii) at 50% of such Fair Market Value on such date;

(iii) at an amount equal to Book Value on such date; or

(iv) at an amount equal to the par value of such Stock on such date.

However, no share of Stock shall be sold at less than its par value. The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

The terms of Stock Purchase Rights Awards need not be the same with respect to each participant. Each Stock Purchase Right Award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

(b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee, but not to exceed 90 days.

(c) Loans. Unless otherwise prohibited by law, if the Committee so determines, the Company shall make or arrange for a loan to a participant with respect to the exercise of Stock Purchase Rights. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding 90% of the total purchase price paid by the borrower.

SECTION 10. Long-term Performance Awards.

(a) Administration. Long-term Performance Awards may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the ‘Performance Period’) for each Long-term Performance Award and shall determine the performance objectives to be used in the valuation of Long-term Performance Awards and determining the extent to which such Long-term Performance Awards have been earned. Performance objectives may vary, from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary, Affiliate or individual performance factors or criteria as the Committee may deem appropriate, including, but not limited to the Performance Criteria. Performance Periods may overlap and participants may participate simultaneously with respect to Long-term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

At the beginning of each Performance Period, the Committee shall determine for each Long-term Performance Award subject to such Performance Period, the number of shares of Stock (including Deferred or Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-term Performance Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

(b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to the Long-term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

(c) Termination. Unless otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long-term Performance Award at the end of the applicable Performance Period:

(i) based, to the extent relevant under the terms of the award, upon the participant’s performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

(ii) prorated for the portion of the Performance Period during which the Participant was employed by the Company, a subsidiary or affiliate,

all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Except as otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long-term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine.

(d) Form of Payment. The earned portion of a Long-term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of whole shares of Stock, including Restricted Stock or Deferred Stock, as the Committee shall determine. To the extent a Long-term Performance Award is payable in Stock and the full amount therefor is not paid in Stock, then the shares of Stock representing the portion of the value of the Long-term Performance Award not paid in Stock shall again become available for award under the Plan.

SECTION 11. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award theretofore granted, without the optionee’s or participant’s consent, or which, without the approval of the Company’s stockholders, would:

(a)	except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)	change the employees or class of employees eligible to participate in the Plan;

(c)	extend the maximum option period under Section 5(b) of the Plan; or

(d)	otherwise materially alter the terms of the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Notwithstanding any provision in this plan to the contrary, no option or stock appreciation right may be amended to reduce the price per share of the shares subject to such option or the exercise price of such stock appreciation right, as applicable, below the option price or exercise price as of the date the option or stock appreciation right is granted. In addition, no option or stock appreciation rights maybe granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award having a lower option or exercise price.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12. Unfunded Status of Plan.

(a) Unfunded Plan. The Plan is intended to constitute an ‘unfunded’ plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the ‘unfunded’ status of the Plan.

(b) Section 409A. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and such agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date this Plan is effective.

Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

SECTION 13. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

(f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 14. Effective Date of Plan.

The Plan shall be effective as of January 1, 2007; subject to the approval of the Plan by the holders of a majority of the shares of the Company’s Common Stock at the next annual stockholders’ meeting in 2007. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option, Stock Appreciation Right or Stock Purchase Right may be exercised and no Restricted or Deferred Stock or Long-term Performance Award shall become vested until such approval.

SECTION 15. Term of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right, Other Stock-Based Award, or Long-term Performance Award shall be granted pursuant to the Plan on or after December 31, 2017, but awards granted prior to such date may extend beyond that date.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date March 20, 2007

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 20, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯        Please detach along perforated line and mail in the envelope provided.        ¯

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. ELECTION OF TEN DIRECTORS. (check one box only)			2	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2007.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O A. Thomas Bender
		O John D. Fruth O Michael H. Kalkstein O Jody Lindell O Moses Marx O Donald Press O Steven Rosenberg O Allan E. Rubenstein, M.D. O Robert S. Weiss O Stanley Zinberg, M.D.	3	Approval of the 2007 Long-Term Incentive Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT
☐			4	In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

			THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 20, 2007

SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, STEVEN M. NEIL and ROBERT S. WEISS, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The Omni Berkshire Place, 21 East 52nd Street, New York, NY, on March 20, 2007 at 10:00 a.m., E.S.T., and at any adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 20, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯        Please detach along perforated line and mail in the envelope provided If you are not voting via telephone.        ¯

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. ELECTION OF TEN DIRECTORS. (check one box only)			2	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2007.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O A. Thomas Bender
		O John D. Fruth O Michael H. Kalkstein O Jody Lindell O Moses Marx O Donald Press O Steven Rosenberg O Allan E. Rubenstein, M.D. O Robert S. Weiss O Stanley Zinberg, M.D.	3	Approval of the 2007 Long-Term Incentive Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT
☐			4	In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

			THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.